UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Material
☐ Soliciting Material Pursuant to §240.14a-12
CENTERSPACE

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14-a6(i)(1) and 0-11.

CENTERSPACE
3100 10th St SW
P.O. Box 1988
Minot, ND 58702-1988

April 4, 2025
Dear Fellow Shareholders:
It is a pleasure to invite you to attend the 55th Annual Meeting of Shareholders (the “2025 Annual Meeting”) of Centerspace (“we,” “us,” “our,” “Centerspace,” or the “Company”), to be held on Wednesday, May 14, 2025, at 11:00 a.m. Central Daylight Time via webcast. You will be able to attend the 2025 Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting: www.virtualshareholdermeeting.com/CSR2025 and entering the 16‐digit control number included in our Notice of Internet Availability of the Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.
At the 2025 Annual Meeting, you will be asked to vote on the following items:
1.the election of seven nominees named in the Proxy Statement as trustees of the Company, each to serve for a term of one year expiring at the 2026 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified;
2.an advisory vote on executive compensation (the “say-on-pay vote”);
3.the approval of the Centerspace 2025 Incentive Plan;

4.the ratification of Grant Thornton LLP as our independent auditor for the year ending December 31, 2025; and
5.such other matters as may properly come before the 2025 Annual Meeting or any adjournment(s) or postponement(s) thereof.
The Board of Trustees recommends that you vote for each of these proposals.
Information about the 2025 Annual Meeting and the formal business to be acted on by our shareholders is included in the Notice of Annual Meeting and the Proxy Statement that follow. Our 2025 proxy materials and Annual Report for the year ended December 31, 2024 are available online at www.proxyvote.com.
On or about April 4, 2025, we mailed most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on: (1) how to access our Proxy Statement and Annual Report via the Internet and (2) how to vote. The notice also included instructions on how to receive a paper copy of the proxy materials. On or about April 4, 2025, other shareholders, in accordance with their prior requests, were sent e-mail notifications containing instructions on how to access our proxy materials via the Internet and to vote or have been mailed paper copies of our proxy materials and a proxy card or voting form.
Please refer to the Proxy Statement for details on the 2025 Annual Meeting, including detailed information on each of the proposals to be voted on at the meeting. Your shareholder vote is important, and I encourage you to vote promptly.
Sincerely,
Centerspace

_____________________________________
Anne Olson
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Wednesday, May 14, 2025, at 11:00 a.m. CDT
_____________________________________
Notice is hereby given that the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) of Centerspace (“we,” “us,” “our,” “Centerspace,” or the “Company”), will be held on Wednesday, May 14, 2025, at 11:00 a.m. Central Daylight Time, via webcast, for the following purposes:
1.To elect seven nominees named in the Proxy Statement as trustees of the Company, each to serve for a term of one year expiring at the 2025 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified;
2.To hold an advisory vote on executive compensation (the “say-on-pay vote”);
3.To approve the Centerspace 2025 Incentive Plan;
4.To ratify Grant Thornton LLP as our independent auditor for the year ending December 31, 2025; and

5.To transact such other business as may properly come before the 2025 Annual Meeting or any adjournment(s) or postponement(s) thereof.
These items are described in more detail in the Proxy Statement. We have not received notice of any other matters that may properly be presented at the 2025 Annual Meeting.
Our Board of Trustees has fixed the close of business on March 20, 2025 as the record date for determining the shareholders entitled to receive notice of and to vote at the 2025 Annual Meeting or any adjournment(s) or postponement(s) thereof.
Important Notice Regarding the Availability of Proxy Materials for our 2025 Annual Meeting to be held on May 14, 2025: In accordance with rules and regulations adopted by the Securities and Exchange Commission, we are furnishing our proxy materials via the internet. “Proxy materials” means this Proxy Statement, our 2024 Annual Report and any amendments or updates to these documents. Our proxy materials are available on the internet to the general public at www.proxyvote.com.
By Order of the Board of Trustees,
________________________________________________
Anne Olson
President, Chief Executive Officer and Secretary
April 4, 2025
Minot, North Dakota

It is important that your shares be represented and voted at the 2025 Annual Meeting. Regardless of whether you plan to participate in the 2025 Annual Meeting, we encourage you to vote as soon as possible. You can vote your shares by one of the following methods: (1) by Internet; (2) by telephone; (3) if you received your proxy materials by mail, by mailing your proxy card; or (4) virtually during the 2025 Annual Meeting. Any proxy may be revoked in the manner described in the Proxy Statement at any time prior to its exercise at the 2025 Annual Meeting.

i

(continued)

ii

CENTERSPACE

3100 10th St SW
P.O. Box 1988
Minot, ND 58702-1988
Telephone: (701) 837-4738
Fax: (701) 838-7785
_____________________________________
PROXY STATEMENT Q&A FOR 2025 ANNUAL MEETING OF SHAREHOLDERS
The Board of Trustees (“Board”) of Centerspace, a North Dakota real estate investment trust (“we,” “us,” “our,” “Centerspace,” or the “Company”), is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company to be held virtually on Wednesday, May 14, 2025 at 11:00 a.m. Central Daylight Time, and any postponement(s) or adjournment(s) thereof (the “Annual Meeting”).
This proxy statement and the accompanying Notice and Form of Proxy are first being mailed or made available on the Internet to shareholders on or about April 4, 2025.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2025
Our Notice of Annual Meeting of Shareholders, the Proxy Statement, and our 2024 Annual Report are available on the following website: www.proxyvote.com.
In accordance with Securities and Exchange Commission (“SEC”) rules, we have elected to mail our proxy materials to the record holders of our common shares while also furnishing our proxy materials to shareholders over the Internet. We have instructed brokers, banks, and similar intermediary organizations to provide to the beneficial shareholders that hold their common shares in “street name” (other than beneficial shareholders who previously requested printed copy delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials online (the “Notice”).
If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. If you receive the Notice by mail and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice about how you may request to receive a copy electronically or in printed form free of charge on a one-time or ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet as we believe electronic delivery will expedite the receipt of materials while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of materials.
In addition to this proxy statement, our proxy materials include our 2024 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”). Copies of the Form 10-K, as well as other periodic filings by the Company with the SEC, also are available in the Investor Relations section of our website (ir.centerspacehomes.com) under the tab “Financial Reporting.” The information included in our website is not incorporated herein by reference.
QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING
How can I participate in the virtual 2025 Annual Meeting?
We will be hosting the 2025 Annual Meeting live via the Internet. Shareholders will be able to participate in the 2025 Annual Meeting online via live webcast. Provided below is the summary of the information that you will need to participate in the 2025 Annual Meeting.
•Shareholders can participate in the 2025 Annual Meeting via live webcast over the Internet at www.virtualshareholdermeeting.com/CSR2025.

•The 2025 Annual Meeting webcast begins at 11:00 a.m., Central Daylight Time. On the day of the Annual Meeting, we recommend that you log into our virtual meeting at least 15 minutes prior to the scheduled start time to ensure that you can access the meeting.
•You will need your 16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials, to enter the 2025 Annual Meeting.
•You may submit questions for the meeting in advance at www.proxyvote.com. Shareholders will also have the ability to vote and submit live questions during the Annual Meeting webcast at www.virtualshareholdermeeting.com/CSR2025. Questions related directly to the 2025 Annual Meeting will be answered during our virtual meeting, subject to time constraints. Certain questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be available in the Investor Relations section of our website (ir.centerspacehomes.com). The questions and answers will be available as soon as practical after the meeting and will remain available until one week after the posting.
•Instructions on how to attend and participate in the live webcast, including how to verify share ownership and vote your shares electronically during the 2025 Annual Meeting, are available at www.virtualshareholdermeeting.com/CSR2025.
•Webcast replay of the 2025 Annual Meeting will be available on our website (ir.centerspacehomes.com) as soon as practicable following the meeting.
What proposals will be voted on at the Annual Meeting?
We anticipate the following four proposals will be voted on at the Annual Meeting:
•The election of seven trustees to serve until the 2026 annual meeting of shareholders or until their respective successors are duly elected and qualified;
•The approval on a non-binding advisory basis of the compensation paid to our named executive officers;
•The approval of the Centerspace 2025 Incentive Plan; and

•The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.
What are the Board’s recommendations?
Our Board unanimously recommends that you vote:
•“FOR” the election of seven trustees to serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified (Proposal 1);
•“FOR” the non-binding advisory approval of executive compensation (Proposal 2);
•“FOR” the Centerspace 2025 Incentive Plan (Proposal 3);
•“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 4).
What happens if additional matters are presented at the Annual Meeting?
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Anne Olson or Bhairav Patel, will have discretion to vote on those matters in accordance with his, her or their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who is entitled to vote?
Shareholders of record at the close of business on March 20, 2025 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, there were 16,726,594 of our common shares outstanding. Each common share is entitled to one vote on all matters being considered at the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting, virtually or by proxy, of the holders of thirty-three and one-third percent (33 1/3%) of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. Both abstentions and broker non-votes (as discussed below under “What vote is required to approve each item?”) are counted for the purpose of determining the presence of a quorum.
What is the difference between holding shares as a registered shareholder and holding shares in street name?
If your common shares are owned directly in your name with our transfer agent, Equiniti Trust Company LLC (“Equiniti”), you are considered a registered holder of those common shares.
If your common shares are held by a broker, bank, or nominee, you hold those common shares in street name. Your broker, bank, or other nominee will vote your common shares as you direct.
How do I vote?
Whether you hold shares as the shareholder of record or in street name, you may direct how your shares are voted without virtually attending the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we encourage you to vote in advance of the meeting in order to ensure that your vote is counted.
Shareholders of Record. As a shareholder of record, you may vote during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/CSR2025 and entering the 16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. Alternatively, you may vote by authorizing a proxy by completing, signing, and dating a proxy card and mailing it in the accompanying pre-addressed envelope in accordance with the instructions included on your proxy card.
Beneficial (“Street Name”) Shareholders. The broker, bank, or similar intermediary that holds your common shares in an account is considered to be the holder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the common shares held in your account. You may vote by submitting voting instructions to your broker, bank, trustee, or other intermediary in accordance with the Notice, including by submitting a voting form provided to you by such intermediary. Alternatively, you may vote during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/CSR2025 and entering the16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. You can ensure your vote is cast at the meeting by completing, signing, dating, and returning your proxy card or voting form. Your vote will be cast in accordance with the instructions included on a properly signed and dated proxy card or voting form.
If you do not return a signed proxy card or voting form (or, if you are a beneficial owner, otherwise submit your vote in accordance with the instructions provided in the Notice) or virtually attend the Annual Meeting and vote, no vote will be cast on your behalf. The proxy card indicates on its face the number of common shares registered in your name on the Record Date, which corresponds to the number of votes you will be entitled to cast at the meeting on each proposal.
You are urged to follow the instructions on your proxy card or your Notice and voting form, as applicable, to indicate how your vote is to be cast. If you return your signed proxy but do not indicate your voting preferences, your common shares will be voted on your behalf as follows:
•“FOR” the election of seven trustees to serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified (Proposal 1);

•“FOR” the non-binding advisory approval of executive compensation (Proposal 2);
•“FOR” the Centerspace 2025 Incentive Plan (Proposal 3);

•“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 4).
Can I change my vote or revoke my proxy?
If you are a shareholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Virtually attending the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or vote during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/CSR2025 and entering the 16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
If you are a beneficial owner, you may change your vote by submitting new voting instructions (including a voting form) to your broker, bank or nominee, or vote during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/CSR2025 and entering the 16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
What vote is required to approve each item?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes(1)
1.Election of Trustees	For, against or abstain on each nominee	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	No effect
2.Advisory vote to approve our executive compensation (say-on-pay)	For, against or abstain	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	No effect
3.Approval to the Centerspace 2025 Incentive Plan	For, against or abstain	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	No effect
4.Ratification of the Appointment of Grant Thornton LLP as our independent auditor for the year ending December 31, 2025	For, against or abstain	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	Brokers have discretion to vote
_____________________________________
(1)If you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on Proposal No. 4, but not for any of the other proposals.
If your common shares are held in street name, and you do not instruct the broker as to how to vote these shares on Proposal 1, 2 or 3, the broker may not exercise discretion to vote for or against those proposals. This would be a

“broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 4, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.
Is cumulative voting permitted for the election of trustees?
No. Our Declaration of Trust and Bylaws do not permit cumulative voting at any election of trustees.
How are proxies solicited?
Trustees, officers, and employees of the Company may, without additional compensation, solicit proxies by mail, email and/or telephone. We will pay the cost of this proxy solicitation. In addition, we will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common shares.
What is householding?
The SEC has adopted rules that allow a company to deliver a single notice or set of proxy materials to an address shared by two or more of its shareholders. This method of delivery, known as “householding,” permits us to realize cost savings and reduces the amount of duplicate information shareholders receive. For notices sent to shareholders sharing a single address, we are sending only one set of proxy materials (or one Notice, if applicable) to that address unless we have received contrary instructions from a shareholder at that address. Any shareholders who object to, or wish to begin, householding or who wish to receive just one set of materials (rather than multiple copies) in the future may notify the Secretary orally or in writing at the telephone number or address set forth herein. We will deliver promptly an individual copy of the proxy materials (or one Notice, if applicable) to any shareholder who revokes its consent to householding upon our receipt of such revocation.
How do I find out the voting results?
We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC on or before May 19, 2025. The Form 8-K will be available at our website (ir.centerspacehomes.com) under the tab “Financial Reporting — SEC Filings” and on the SEC’s website at http://www.sec.gov.
What do I need to do if I would like to attend the Annual Meeting?
You will be able to attend the 2025 Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CSR2025 and entering the 16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
What is the deadline for shareholder proposals for the 2026 Annual Meeting?
The deadline for submitting a shareholder proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2026 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is December 5, 2025 (120 days prior to the anniversary of the mailing date of this Proxy Statement). Such proposals must comply with SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
In addition, our Bylaws contain additional advance notice requirements for shareholders who wish to present a proposal, including shareholder nominees for election to the Board, before an annual meeting of shareholders (and not pursuant to Rule 14a-8 of the Exchange Act). According to our Bylaws, nominations of individuals for election to our Board at an annual meeting and the proposal of other business to be considered by shareholders must be made not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these Bylaw provisions (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than January 14, 2026 and no later than

February 13, 2026. A shareholder’s notice must set forth the information required by our Bylaws with respect to each shareholder proposal.
All notices of proposals by shareholders, whether or not intended to be included in our proxy materials, should be sent to Centerspace, c/o Secretary, 3100 10th St SW, P.O. Box 1988, Minot, ND, 58702-1988.

PROPOSAL 1: ELECTION OF TRUSTEES
Description of Proposal
The Articles of Amendment and Third Restated Declaration of Trust of the Company, as amended (the “Declaration of Trust”) provide that the Board of Trustees will be composed of not less than five and no more than fifteen trustees. The Board currently consists of eight trustees. On July 8, 2024, Jay L. Rosenberg was appointed as an Independent Trustee by the Board of Trustees of Centerspace. The Board has determined that Mr. Rosenberg is independent for purposes of serving on the Board under the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.
On March 7, 2025, Jeffrey P. Caira notified the Board he planned to retire and would not be standing for re-election. The Board determined that, upon the conclusion of Mr. Caira’s term, the size of the Board shall decrease to seven trustees.
John A. Schissel, Emily Nagle Green, Ola Oyinsan Hixon, Rodney Jones-Tyson, Anne Olson, Jay L. Rosenberg and Mary J. Twinem have been nominated for election as trustees at the Annual Meeting, to serve for a term of one year expiring at the 2026 Annual Meeting of Shareholders or until their successors are duly elected and qualified.
All of the nominees are presently serving as trustees of the Board and were recommended for nomination for re-election by the Nominating and Governance Committee of the Board, and such recommendations were adopted by the Board.
In the unanticipated event that any nominee should become unavailable for election, either the persons named as proxies on the proxy card will have discretionary authority to vote pursuant to the proxy card for a substitute nominee nominated by the Board, or the Board, on the recommendation of the Nominating and Governance Committee, may reduce the size of the Board and number of nominees.
The charts below provide additional information regarding the proposed composition of our Board considering the nominees, including age of our trustees, trustee tenure, gender diversity, and Board independence:
*Chief Executive Officer

Required Vote
The affirmative vote of the holders of a majority of the common shares present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the seven trustee nominees.
Vote Recommended
The Board recommends that shareholders vote FOR the election of the seven nominees named in the Proxy Statement as trustees of the Company, each to serve for a term of one year expiring at the 2026 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified.
Nominees
The following table sets forth, as of March 20, 2025, the names of and biographical information regarding each of the nominees, including their age, principal occupation, the year they each first became a trustee, their current Board committee memberships and the experience, qualifications, attributes and skills that have led the Board to conclude that they should serve as a trustee of the Company.

John A. Schissel Chair
•President and Director of Carr Properties, a privately held real estate investment trust that owns, manages, acquires, and develops premium-quality commercial properties in Washington, DC, Boston, Massachusetts, and Austin, Texas.
•Served as trustee of the Company since April 19, 2016 and was appointed Chairman effective December 9, 2021.
•Over 30 years collectively in the real estate and REIT sectors both as an executive for both publicly traded and private-equity owned real estate companies and as a banker. This includes significant strategic, capital markets, operational and investment experience at the executive leadership level.
•Served as the Executive Vice President of Invitation Homes, the nation’s largest owner and operator of single-family rental homes from 2014 to 2015; and Executive Vice President and Chief Financial Officer of BRE Properties, a NYSE-listed, multi-family REIT based on the West Coast, from 2009 to 2014 when it merged with Essex Property Trust.
•Previously, served as Executive Vice President and Chief Financial Officer at Carr Properties’ predecessor, Columbia Equity Trust, from 2004 to 2009, which included its 2005 NYSE-listed initial public offering and subsequent sale to an affiliate of JP Morgan Asset Management in 2007. Prior to his time at Columbia Equity Trust, served as a commercial and investment banker at Wachovia Bank and predecessor entities from 1991 to 2004.
•Received his Bachelor of Science degree in Business Administration with a concentration in finance from Georgetown University.

Age: 58
Trustee since 2016
Independent Trustee
Committees: Chair of the Board of Trustees

Emily Nagle Green
•Independent Director of Casella Waste Systems (NASDAQ: CWST).
•Served as a trustee of the Company since February 15, 2018 and is a member of the Nominating and Governance and Audit Committees.
•Currently serves as chair of the Nominating & ESG Committee of Casella Waste Systems and is also a Lecturer at MIT’s Sloan School where she teaches a class in entrepreneurship.
•Served as CEO of Smart Lunches, Inc., from 2012-2016 and raised four rounds of capital, helped to build an award-winning technology platform, and scaled the business to serve 300 schools in 9 states.
•Prior to that, she served as CEO for two private-equity-backed research firms from 2005-2011: Yankee Group and Cambridge Energy Research Associates (CERA).
•She also led consumer technology research at Forrester Research, Inc., where she built the then-largest consumer technology research panel, serving executives at dozens of Fortune 1000 firms seeking to meet consumer needs in a fast-changing technology environment.
•She coached over 30 CEOs in the public and private sectors for six years and is an author of ‘‘ANYWHERE: How Global Connectivity is Revolutionizing the Way We Do Business’’ (McGraw-Hill 2010).
•Ms. Green received a Bachelor’s degree in linguistics from Georgetown University and a Masters’ degree in Artificial Intelligence and Computer Graphics from the University of Pennsylvania.

Age: 67
Trustee since 2018
Independent Trustee
Committees: Nominating and Governance; Audit

Ola Oyinsan Hixon
•Executive Director at PGIM Real Estate and portfolio manager on the U.S. Value-Add equity team.
•Served as a trustee of the Company since January 23, 2024 and is a member of the Compensation Committee.
•Based in New York, Ms. Hixon is responsible for investment strategy, transactions, asset management, and investor relations primarily for the affordable housing fund strategies.
•Prior to joining PGIM Real Estate, she was a principal at KKR & Co., with responsibility for portfolio and asset management functions of real estate private equity funds with properties located across the country.
•Previously, Ms. Hixon worked at The Blackstone Group where she managed the multifamily portfolio company, LivCor, as well as the single-family home portfolio company, Invitation Homes. Earlier, she worked at the JBG Companies, UBS, and the investment banking division of Citigroup.
•Ms. Hixon serves on ULI’s Multifamily Gold Council and is a member of Real Estate Executive Council (REEC). In addition, she serves as a board member of the non-profit City Parks Foundation, which transforms parks into vibrant community centers of urban life for all New Yorkers.
•She earned a Bachelor’s degree in business administration from The Stephen M. Ross School of Business at the University of Michigan and a Master’s degree in business administration from The Wharton School of the University of Pennsylvania.

Age: 43
Trustee since 2024
Independent Trustee
Committees: Compensation

Rodney Jones-Tyson
•Global Chief Human Resource Officer for Baird, a privately held, employee-owned wealth management, asset management, investment banking/capital markets and private equity firm with offices in the United States, Europe and Asia.
•Independent Director and Audit Committee member of Associated Banc-Corp (NYSE: ASB).
•Served as a trustee of the Company since January 18, 2022 and is currently chair of the Compensation Committee.
•Mr. Jones-Tyson has over 30 years of experience working for global financial services companies.
•Prior to his current position, Mr. Jones-Tyson was Baird’s Chief Risk Officer from 2018-2021, the Chief Operating Officer for Baird’s Global Investment Banking Group from 2011-2018 and the Director of Business Development for Baird from 2008-2011.
•Mr. Jones-Tyson began his career at Baird in 1998 as an investment banker and previously worked at Chase Manhattan Bank and Citibank.
•Mr. Jones-Tyson received his MBA from the University of Chicago Booth School of Business and earned a Bachelor’s degree in Finance from the University of Maryland College Park.

Age: 56
Trustee since 2022
Independent Trustee
Committees: Compensation (Chair)

Anne Olson
•Anne Olson has served as our President and Chief Executive Officer since March 31, 2023. She also has served as Secretary of the Company since April 30, 2017.
•Previously, she served as an Executive Vice President and General Counsel of the Company from April 30, 2017 to March 30, 2023 and as Chief Operating Officer from June 25, 2018 until March 30, 2023.
•Previously, Ms. Olson was in the private practice of law since 2011, most recently as a partner with Dorsey & Whitney LLP, in the firm’s Real Estate Practice Group, where she focused on real estate development and investments for REITs, private equity funds, and national developers and owners.
•Prior to 2011, she served as Director of Investment Operations and in-house counsel for Welsh Companies, LLC and its affiliates, providing leadership in the growth of its asset portfolio and development of a successful capital markets strategy.
•Ms. Olson is a member of the National Multi Housing Council, and a Board Member for CareTrust REIT (NYSE: CTRE).
•She holds a Bachelor’s degree in English from Drake University and earned her J.D. with highest honors from Drake University Law School.

Age: 48
Trustee since 2023
Executive Trustee
Committees: None

Jay L. Rosenberg
•Former Portfolio Manager and Head of Public Real Assets for Nuveen.
•Served as a trustee of the Company since July 8, 2024 and is currently a member of the Nominating and Governance Committee.
•Mr. Rosenberg was a portfolio manager at Nuveen from 2005 to 2024 and also served as Head of Public Real Assets for Nuveen until March 31, 2024 where he oversaw strategy, investment process and performance of the firm’s listed real assets platform.
•He was the creator and portfolio manager on Nuveen’s public Global Infrastructure and Real Asset Income strategies, and a portfolio manager on its Real Estate Securities and Global Real Estate Securities strategies. He also served on Nuveen’s Global Investment Committee.
•Prior to joining Nuveen, he served as a real estate portfolio manager for Advantus Capital Management and a real estate fixed income analyst at Sit Investment Advisors. Previously, he was a development manager for office and office/warehouse products at Welsh Companies and a land use planner at Siemon, Larsen & Marsh in Chicago.
•Mr. Rosenberg graduated with a B.S. from the University of Wisconsin - Madison and a master’s degree in Urban Planning and Public Policy from the University of Illinois at Chicago.

Age: 53
Trustee since 2024
Independent Trustee
Committees: Nominating and Governance

Mary J. Twinem
•Former Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc.
•Independent director of Valvoline, Inc. (NYSE: VVV) and Medica Holding Company, a multi-state health insurance company.
•Served as a trustee of the Company since February 15, 2018 and is currently chair of the Audit Committee and a member of the Compensation Committee.
•Managed the functional areas of Financial Reporting, Financial Planning and Analysis, Information Systems, Investor Relations, Supply Chain and Philanthropy for Buffalo Wild Wings and its over 1,100 company-owned and franchised Buffalo Wild Wings, PizzaRev, and R Taco restaurants in the United States. In Twinem’s over 20 years with Buffalo Wild Wings, she established the financial framework to grow the company from 35 to over 1,100 restaurants, with system-wide revenue of $3.8 billion in 2016.
•She has over 30 years of experience in accounting, financial reporting, and income tax preparation, including seven years in public accounting where she assisted primarily small businesses.
•Joined Buffalo Wild Wings as Controller in 1995 and was promoted to Chief Financial Officer in 1996.
•She serves on the board of directors of Medica Holdings Company, the non-profit family of companies that include Medica Health Plans and serves as their Finance Committee chair and is a member of their Audit Committee. She also serves on board of directors for the Medica Foundation.
•She was named to the board of directors and audit committee of Valvoline, Inc., a 150-year old brand that became a NYSE-listed public company in 2016 and serves as their Audit Committee chair.
•She received a B.S. in Accounting from the University of Wisconsin-Platteville in 1982 and was a Certified Public Accountant.

Age: 64
Trustee since 2018
Independent Trustee
Committees: Audit (Chair), Compensation

Member of the Current Board of Trustees Not Standing for Re-election
The following table sets forth, as of March 20, 2025, the name of and biographical information regarding Jeffrey P. Caira, who is not standing for re-election and whose term will expire at the conclusion of the 2025 Annual Meeting.

Jeffrey P. Caira
•Former Director - Co-Portfolio Manager with AEW Capital Management.
•Served as a trustee of the Company since June 23, 2015, is currently Chair of the Nominating and Governance Committee and a member of the Audit Committee; was Chair of the Board from April 2017 to December 2021.
•Over 40 years of experience in the real estate industry. From 2003 to 2013, he served in various positions at AEW Capital Management, lastly as Director - Co-Portfolio Manager of the North American Diversified Strategy, a multi-billion dollar real estate securities portfolio, before retiring.
•Served as a Vice President-Portfolio Manager and Senior Analyst for Pioneer Investment Management, Inc. from 2000 to 2003, managing the U.S. real estate sector fund; and Vice-President - Senior Equity Research Analyst for RBC Dain Rauscher, Inc. (formerly Tucker Anthony) from 1998 to 2000, covering equity REITs.
•Mr. Caira graduated from the University of Notre Dame with a BBA and holds an MBA from the Kellogg School of Management; he is a licensed real estate broker in the Commonwealth of Massachusetts.

Age: 67
Trustee since 2015
Independent Trustee
Committees: Audit; Nominating and Governance (Chair)

CORPORATE GOVERNANCE AND BOARD MATTERS
Our management and Board of Trustees aspire to be good stewards of the Company for our shareholders and other stakeholders. Sound corporate governance is critical to retaining the trust of our shareholders and to our commitment to continue to operate with the highest standards of integrity. Certain highlights from our corporate governance policies and practices are set forth below. Our Governance Guidelines can also be found on our website at http://ir.centerspacehomes.com under “Corporate Overview — Corporate Governance.”

Majority Independent Board	Independent Standing Committees	Regular Access to and Involvement with Management
Each of the nominees for the Board are independent, except for our Chief Executive Officer.	Only independent trustees serve on our standing committees, including Audit, Compensation, and Nominating and Governance.	In addition to regular access to management during Board and committee meetings, the independent trustees have ongoing, direct access to members of management and to our business.

Clawback Policies	Engaged Board	Shareholder Engagement
Clawback policies require us to recover incentive compensation in the event of an accounting restatement and permit us to recover incentive compensation in the event of a failure to comply with legal reporting obligations.
	Our independent trustees meet at least quarterly, including in executive session, and receive written updates from the CEO at least monthly.	Under the direction of the Board, the Company regularly engages with shareholders on governance, pay, and business matters.

No Pledging or Hedging of Shares	Majority Voting with a Resignation Policy	Related Party Transactions
We prohibit trustees and executive officers from entering into pledging or hedging transactions involving our securities and from holding our securities in margin accounts or pledging such securities as collateral for loans.
	Since inception, our trustees have been elected annually, and we require our trustees to be elected by a majority vote or to tender resignation if any trustee does not receive a majority vote for such trustee’s election.	We maintain a related party transaction policy to ensure that potential conflicts of interests are addressed and that our decisions are based on the best interests of the Company and its shareholders.

Risk Management	No Interlocking Directorships	Term Limits
The Board provides oversight with respect to risk management and the strategy and process for managing those risks.	No trustee or member of management serves on a Board or a compensation committee of a company at which a trustee is also an employee.	Trustees are not renominated for election after serving 12 full years on the Board.

Regular Self-Evaluations	Annual Review of Charters and Key Policies	Separation of Chair and CEO
The Board and its committees conduct annual self-evaluations.
The Board and each standing committee review their charters annually, along with our Governance Guidelines, Code of Conduct, Code of Ethics for Senior Financial Officers, Insider Trading Policy, and Whistleblower Policy.

Our governance guidelines provide that the positions of Board Chair and CEO should generally be held by separate persons or the Board will elect an independent lead trustee. The Board is led by an Independent Chair.

Environmental	Social Responsibility
The Nominating & Governance Committee has oversight of our environmental, social and governance (ESG) initiatives. We are committed to creating a diverse, sustainable and environmentally responsible organization.
In August 2024, we published our Annual ESG report, which can be found on our website at https://ir.centerspacehomes.com/corporate-overview/corporate-governance/default.aspx

In 2024, we provided $94,325 of financial support to 45 non-profit organizations benefiting the communities in which we operate. We also provided more than 2,700 hours of paid volunteer time to our team members to give back to their communities. Our team members contributed $20,374 to the Team Hope fund that supported 16 of our own team members.

Attendance at Board and Committee Meetings and the Annual Meeting
All trustees are expected to attend each meeting of the Board and the committees on which they serve. During 2024, the Board held nine meetings, the Audit Committee held five meetings, the Compensation Committee held five meetings, and the Nominating and Governance Committee held four meetings. During 2024, all trustee nominees named in the Proxy Statement attended at least 75% of the meetings of the Board and the committees on which he or she served, except for Jay L. Rosenberg, who was not appointed until July 2024 but attended each Board and committee meetings (on which he served) held after his appointment.
Trustees are not required to attend the Annual Meeting, but all of our then-current Trustees attended the virtual 2024 Annual Meeting of Shareholders.
Trustee Independence
The Board of Trustees determined that each of John A. Schissel, Jeffrey P. Caira, Emily Nagle Green, Ola Oyinsan Hixon, Rodney Jones-Tyson, Jay L. Rosenberg, and Mary J. Twinem qualified as an “independent trustee” in accordance with the NYSE listing standards (the “Standards”). Under the Standards, no trustee will qualify as independent unless the Board of Trustees has affirmatively determined that the trustee has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Standards specify certain relationships that are deemed to preclude a finding of independence, including, for example, employment by the Company or engaging in certain business dealings with the Company. In making these determinations, the Board reviewed and discussed information provided by the trustees and the Company with regard to each trustee’s business and personal activities as they may relate to the Company and our management.
Each member of the Audit Committee qualifies as “independent” under the Standards and the NYSE’s enhanced standards for members of audit committees established by the Securities and Exchange Commission (“SEC”) and the NYSE. Each member of the Compensation Committee qualifies as “independent” under the enhanced standards for members of compensation committees established by the SEC and the NYSE.
Board Leadership Structure
As described above, the Chair of the Board, Mr. Schissel, is an independent trustee under the Standards. Mr. Schissel has served as Chair of the Board since December 9, 2021. According to our Governance Guidelines, the Company generally should maintain a Board leadership structure in which the roles of Chief Executive Officer and Chair of the Board are separate, and the Chair of the Board is independent under the Standards. The separation of offices allows the Chair of the Board to focus on management of Board matters and allows the Chief Executive Officer to focus her attention on managing our business. Additionally, the Company believes the separation of offices encourages the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing the Chief Executive Officer’s performance.
Board Committees
The standing committees help the Board to more effectively direct and review our operations and strategic outlook. In addition, the committees allow management to respond timely to factors affecting our ongoing operations. Management regularly consults with committee chairs to review possible actions and seek counsel. Where appropriate, the Board delegates authority to committees (within specified parameters) to finalize the execution of various Board functions.
The Board has established the following standing committees: Audit, Compensation, and Nominating and Governance.

Audit Committee
The Audit Committee is composed of three trustees, all of whom are independent. Information regarding the functions performed by the Audit Committee is set forth below. The Audit Committee is governed by a written charter that has been approved by both the Audit Committee and the Board. The Audit Committee annually reviews and assesses the adequacy of its charter and recommends any applicable changes to the Board.
The Board has determined that Ms. Twinem, the Chair of the Audit Committee, Mr. Caira and Ms. Green, members of the Audit Committee, are all “audit committee financial experts,” as that term is defined in applicable SEC rules.

Committee	Key Responsibilities	Members
Audit Committee	•Oversees our accounting and financial reporting processes and audits of its financial statements, including the integrity of the financial statements.	Mary J. Twinem (Chair) Jeffrey P. Caira Emily Nagle Green
•Responsible for the appointment, compensation, and oversight of the independent auditors.
•Reviews the scope and overall plans for, and results of, the annual audit and internal control over financial reporting.
•Reviews the responsibilities, staffing, budget, design, implementation, and results of the internal audit function.
•Consults with management and the independent auditor with respect to our processes for financial statement risk assessment.
•Reviews and approves our policy for the pre-approval of audit, permitted non-audit services, and internal-control related services by the independent auditors as well as any services provided pursuant to such policy.

•Reviews and discusses with management and the independent auditor quarterly earnings releases prior to their issuance and quarterly reports on Form 10-Q and annual reports on Form 10-K prior to their filing.

•Reviews with management the scope and effectiveness of our disclosure controls and procedures.
•Meets regularly with members of management and with the independent auditor, including periodic meetings in executive session.
•Reviews our internal controls relating to information technology, data privacy, including data protection and cybersecurity.
•Reviews our short-term investment and cash management policy

Compensation Committee
The Compensation Committee is composed of three trustees, all of whom are independent. Information regarding the functions performed by the Compensation Committee is set forth below. The Compensation Committee is governed by a written charter that has been approved by both the Compensation Committee and the Board. The Compensation Committee annually reviews and assesses the adequacy of its charter and recommends any applicable changes to the Board.

Committee	Key Responsibilities	Members
Compensation Committee	•Provides for succession planning for the executive officers, with particular focus on CEO succession.	Rodney Jones-Tyson (Chair) Ola Oyinsan Hixon Mary J. Twinem
•Oversees the goals and objectives of the Company’s executive compensation plans.
•Annually evaluates the performance of the CEO, including reviewing, setting, and approving goals and objectives for the CEO and, together with the other independent trustees, determines the CEO’s compensation.

•Annually reviews and approves the evaluation process for the CEO and the other named executive officers and reviews the CEO’s decisions with respect to compensation of the other executive officers.
•Oversees and monitors all perquisites provided to our officers.
•Makes recommendations to the Board regarding incentive compensation plans, equity-based plans or adoption of new incentive-compensation plans and equity-based plans, and variable compensation programs, administers such plans and grants awards thereunder and approves any equity compensation.

•Periodically reviews and approves any employment agreements, severance arrangements, or change in control agreements and provisions for our executive officers.
•Receives periodic reports on our compensation programs, 401(k) plan options and matching contributions, and employee health care benefits.
•Considers the results of shareholder advisory votes on executive compensation in connection with the review and approval of executive officer compensation.
•Reviews and discusses the Compensation Discussion & Analysis and Compensation Committee Report with management.
•Reviews, makes determinations and enforces our Clawback Policy.
•Reviews peer groups and criteria for benchmarking used to assess performance and compensation levels for executive officers.

Nominating and Governance Committee
The Nominating and Governance Committee is composed of three trustees, all of whom are independent. Information regarding the functions performed by the Nominating and Governance Committee is set forth below. The Nominating and Governance Committee is governed by a written charter that has been approved by both the Nominating and Governance Committee and the Board. The Nominating and Governance Committee annually reviews and assesses the adequacy of its charter and recommends any applicable changes to the Board.

Committee	Key Responsibilities	Members
Nominating and Governance Committee	•Plans for Board refreshment and succession planning for directors and identifies, recruits, and interviews candidates to fill positions on the Board.	Jeffrey P. Caira (Chair) Emily Nagle Green Jay L. Rosenberg
•Identifies and recommends to the Board individuals qualified to serve on the Board.
•Evaluates incumbent trustees to determine whether to recommend them to the Board as nominees for re-election.
•Focuses on Board composition and procedures and recommends measures to ensure that the Board reflects the appropriate balance of knowledge, experience, skills, and expertise.
•Develops and periodically reviews a set of corporate governance principles applicable to the Company and its management.
•Makes recommendations to the Board regarding the size and criteria for membership on the Board and committees.
•Oversees a systematic annual evaluation of the Board, committees, and individual directors in an effort to continuously improve the function of the Board.
•Considers corporate governance matters that may arise and develops appropriate recommendations.
•Oversees our efforts with respect to environmental, social and governance initiatives.
Trustee Nominations
The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members, as well as the composition of the Board as a whole. This assessment will include members’ independence, as well as consideration of other skills and characteristics that the Nominating and Governance Committee deems appropriate, in the context of the Board’s needs.
In general, candidates for nomination to the Board are either suggested by Board members or Company employees or located by search firms engaged by the Committee. In accordance with our Bylaws, the Nominating and Governance Committee will also consider trustee nominations from shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board at an annual shareholder meeting may do so by submitting in accordance with the SEC’s rules and regulations all the materials required under Article III, Section 6(B) of our Bylaws to our Secretary at the following address: Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988. Submissions must be received by the Secretary no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. However, if the Board increases the number of trustees to be elected at an annual meeting but we do not issue a public announcement naming all of the nominees for the increased number at least 100 days prior to the first anniversary of the preceding year’s annual meeting, then submissions, but only with respect to nominees for any new positions created by such increase, will also be considered timely if received by the Secretary no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The Nominating and Governance Committee will not alter the manner in which it evaluates candidates, including consideration of the factors set forth in its charter, based on whether the candidate was recommended by a shareholder or was identified by other means.
The charters for the Audit, Compensation, and Nominating and Governance Committees and our Governance Guidelines are posted on our website at ir.centerspacehomes.com under “Corporate Overview — Corporate Governance.”
Executive Sessions
The Board holds regular executive sessions at which independent trustees meet without Company management or employees present. Executive sessions are held not fewer than four times per year, at each regularly scheduled Board meeting. The Board Chair is the presiding trustee during all executive sessions of the full Board. Committee Chairs preside over executive sessions at the committee level.
Policy Regarding Diversity
We do not have a formal policy regarding diversity of membership of the Board of Trustees. The Nominating and Governance Committee recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge, and diversity of opinion. The Committee has not attempted to define “diversity” but seeks to establish a balanced Board with members whose skills, backgrounds, and experience are complementary and, together, cover the spectrum of areas that impact our business.
Board Role in Risk Oversight
Management is responsible for the day-to-day management of risks we face. The Board is actively involved in overseeing our risk management. The Board’s role in our risk oversight process includes receiving regular reports from members of executive management, which include consideration of operational, financial, legal, regulatory, information technology, privacy and data security and strategic risks we face. The Board does not view risks in isolation. Rather, it considers risks at an enterprise level and integrates risk assessments into our business strategy. Accordingly, the Board also works to oversee risk through its consideration and authorization of significant matters, such as major property acquisitions and dispositions; development projects; financing transactions; strategic operational initiatives; review and updating of Company policies; and its oversight of management’s implementation of those initiatives. In addition, each of our Board committees considers risk within its area of responsibility, as follows:
•The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Audit Committee interacts regularly in executive session with our internal and independent auditors in carrying out these functions.
•The Compensation Committee oversees our compensation policies and practices to help ensure sound pay practices that do not cause compensation risks to arise that are reasonably likely to have a material adverse effect on our business.
•The Nominating and Governance Committee assists in oversight of the management of risks associated with Board organization, membership, and structure.
As a critical part of its risk management oversight role, the Board encourages full and open communication between management and the Board. Trustees are free to communicate directly with management. Management attends the regular meetings of the Board and is available to address any questions or concerns raised by the Board on risk management-related and other matters.
Environmental, Social and Governance (ESG)
We are committed to maintaining an organization that considers its impacts on the environment, our team members, the communities in which we operate, and diverse leadership following governance best practices. This commitment requires a long-term approach to strategy, and the Board includes ESG considerations in its planning. Board oversight of our ESG efforts is provided by the Nominating and Governance Committee, which approves annual goals related to ESG and receives regular updates from management and our ESG Committee (composed of cross-departmental representatives of the Company) on progress and issues we face. As part of these goals, in August 2024 we published our Annual ESG Report, which can be found on our website at https://ir.centerspacehomes.com/corporate-overview/corporate-governance/default.aspx. Nothing on our website constitutes part of this Proxy Statement.
Code of Conduct and Code of Ethics for Senior Financial Officers
Our trustees, officers, and employees are required to comply with a Code of Conduct adopted by the Board. The Board adopted the Code of Conduct to codify and formalize certain of our long-standing policies and principles that help ensure our business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Conduct covers several areas of professional conduct, including conflicts of interest, insider trading, corporate opportunities, discrimination and confidential information, as well as requiring adherence to all laws and regulations applicable to our business. Under the Code of Conduct, employees are required to report any violations and suspected violations of the Code of Conduct to their supervisor, our General Counsel, or other appropriate personnel. Annually, the trustees and management sign acknowledgment forms attesting that they have read the Code of Conduct and understand their responsibilities under the Code of Conduct.
Our Chief Executive Officer, Chief Financial Officer, and other senior financial officers performing similar functions are also subject to a Code of Ethics for Senior Financial Officers, adopted by the Board. This Code of Ethics for Senior Financial Officers contains certain policies regarding financial records; periodic reporting, filings, and other communications with the SEC, other regulators, and the public; and compliance with applicable laws, rules, and regulations in the conduct of our business and financial reporting.
The Code of Conduct and Code of Ethics for Senior Financial Officers are posted on our website at ir.centerspacehomes.com under “Corporate Governance - Corporate Overview.” In February 2025, the Board adopted amendments to the Code of Conduct and the Code of Ethics for Senior Financial Officers as part of its regular assessment of governance policies. We intend to disclose any future amendments to, or waivers of, the Code of Conduct and the Code of Ethics for Senior Financial Officers on our website promptly following the date of any amendment or waiver, or by other method required or permitted under NYSE rules.
Equity Ownership and Retention Policy
Non-Employee Trustees
Under our Policy Regarding Share Ownership and Retention, as adopted on September 20, 2018 and amended on January 1, 2024 (the “Effective Date”), all non-employee trustees are required to own common shares, including shares issued as compensation for Board service, equal to the following:

Required Ownership Multiple of Annual Base Cash Compensation
Non-Employee Trustees	5x
Trustees are required to satisfy the ownership guidelines within five years following the later of (1) the Effective Date or (2) the date the Trustee was first elected or appointed to the Board. Once we certify that a trustee has met the ownership requirement, future declines in common share value will not impact compliance as long as the trustee continues to own at least the same number of shares the trustee owned at the time the trustee achieved the required ownership level. In addition, trustees are required to retain at least 60% of the shares received as a result of any equity awards we grant as compensation to the trustee until such time as the trustee is no longer one of our trustees. The status of share ownership and retention is reviewed annually by the Compensation Committee to ensure compliance.
Ownership includes:
•shares owned directly by the participant, participant’s spouse, and/or children;
•shares held in a revocable trust for the benefit of the participant, participant’s spouse, and/or children;
•shares owned by an entity in which the participant has or shares the power to vote or dispose of the shares;
•shares held in a retirement account owned by the participant or participant’s spouse; and
•shares issued pursuant to an equity award that are to vest within 12 months.
Shares do not include shares issued pursuant to performance awards that have not yet been earned. We intend that equity awards we grant under our equity compensation plans will satisfy the ownership requirements.
Officers
The Policy Regarding Share Ownership and Retention also applies to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, any other Executive Vice Presidents, and any Senior Vice Presidents of the Company. Per the policy amended January 1, 2024 all Officers are required to own our common shares and preferred shares and stock options we grant within our Long-Term Incentive Plan (LTIP). The ownership requirements are as follows:

Required Ownership Multiple of Base Salary
Chief Executive Officer	5x
Chief Financial Officer & Chief Operating Officer	2x
Other Executive Vice Presidents	2x
Senior Vice Presidents	0.5x
Officers are required to satisfy the ownership guidelines within five years following the later of (1) the Effective Date or (2) the date the officer was first appointed or hired as an officer. Promotion to a new office resets the five-year period. Once we certify that an officer has met the ownership requirement, future declines in common share value will not impact compliance as long as the officer continues to own at least the same number of shares the officer had when they achieved the required ownership level. In addition, officers are required to retain at least 60% of the net shares received as a result of any equity awards we grant to the officer until the ownership requirement is reached, the officer ceases to be an applicable officer, or the officer ceases to be employed by us, whichever occurs first. For purposes of this policy, “net shares” are those vested shares that remain after shares are sold or withheld, as the case may be, to pay any applicable exercise price for the award and to satisfy any tax obligations arising in connection with the exercise, vesting, or payment of the award.
Ownership includes:
•shares owned directly by the participant, participant’s spouse, and/or children;
•shares held in a revocable trust for the benefit of the participant, participant’s spouse, and/or children;
•shares owned by an entity in which the participant has or shares the power to vote or dispose of the shares;

•shares held in a retirement account owned by the participant or participant’s spouse; and
•shares issued pursuant to an award that are to vest within 12 months and unexercised stock options granted to Officers through the LTIP.
Shares do not include shares issued pursuant to performance awards that have not yet been earned, unexercised share options that were not granted to the Officers through the LTIP, and unvested stock options granted through the LTIP. We intend that equity awards we grant under our equity compensation plans will satisfy the ownership requirements.
Failure to comply with this policy may result in the requirement that the officer retain 100% of net shares received as a result of any equity awards we grant until the officer has reached the required ownership level. We may grant waivers of these requirements where compliance would place a severe hardship on an officer, would prevent an officer from complying with a court order, or in other exceptional circumstances. The status of share ownership and retention is reviewed annually by the Compensation Committee to ensure compliance.
Complaint Procedure
The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our Audit Committee has adopted a complaint procedure that requires us to forward to the Audit Committee any complaints that we receive regarding financial statement disclosures, accounting, internal accounting controls, or auditing matters and forbids retaliation for making such complaints. Any of our employees may submit, on a confidential, anonymous basis if the employee so chooses any concerns on accounting, internal accounting controls, auditing matters, or violations of our Code of Conduct or Code of Ethics for Senior Financial Officers. All such employee concerns may be reported by means of our whistleblower hotline through Lighthouse Services, an independent provider that assists organizations to identify improper activity or submitted in a sealed envelope to the Chair of the Audit Committee, who will forward any such envelopes promptly and unopened. The Audit Committee will investigate any such complaints submitted.
Communications to the Board
The Board recommends that shareholders and other interested parties initiate any communications with the Board in writing. Shareholders and other interested parties may send written communications to the full Board, the non-management trustees, any of the Committees, the Chair, or to any individual trustee c/o the Secretary, Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988, or via e-mail to trustees@centerspacehomes.com. All communications will be compiled by the Secretary and forwarded to the Board, the specified Board committee, or to individual trustees, as the case may be, not less frequently than monthly. This centralized process will assist the Board in reviewing and responding to communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication.
RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Policy
The Board has adopted a written Related Party Transactions Policy, which sets forth our policies and procedures for the review, approval, or ratification of any related party transaction required to be reported in our filings with the SEC. The policy applies to any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships in which the Company or any of its subsidiaries is a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any year in which a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Related parties for this purpose include trustees, trustee nominees, officers, 5% shareholders, and their immediate family members and certain associated entities.
The Audit Committee must approve any related party transaction subject to this policy before commencement of the transaction. If it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee has the delegated authority to review any transaction subject to this policy and pre-approve, or ratify, as applicable, any related party transaction in which the aggregate amount involved is expected to be less than $250,000. Related party transactions that are identified as such subsequent to their commencement will promptly be submitted to the Audit Committee or the Chair of the Audit Committee, which will, if they determine it to be appropriate, ratify the transaction. The Audit Committee will annually review all ongoing related party transactions and assess whether they remain appropriate. Under the policy, the Audit Committee or its Chair will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as determined by the Committee or the Chair in good faith.
Since the beginning of 2024, there have been no transactions, and there currently are no proposed transactions, in excess of $120,000 between the Company and a related person, in which the related person had or will have a direct or indirect material interest.

TRUSTEE COMPENSATION
We structure compensation to attract and retain qualified non-management trustees and to further align the interests of non-management trustees with the interests of shareholders. The Compensation Committee reviews non-management trustee compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant. The Compensation Committee makes recommendations to the Board of Trustees on compensation for our non-management trustees, including their retainers and annual equity awards.
Under our Policy Regarding Share Ownership and Retention, all non-management trustees are required to own common shares, including shares issued as compensation for Board service, equal to five times the non-management trustees’ annual base cash compensation. All non-management Trustees serving as of December 31, 2024 had met or exceeded these thresholds.
Trustees who are employees of the Company do not receive any separate compensation or other consideration, direct or indirect, for service as a trustee. During 2024, non-management trustees received the following compensation:

BASE COMPENSATION
Position:	Compensation:
All non-management trustees:	(1) Annual retainer of $50,000;
(2) A restricted stock unit (“RSU”) award for an aggregate number of common shares determined by dividing $85,000 by the average closing price per share for the twenty days immediately prior to the grant date, which will vest if serving on the first anniversary of the grant date. However, if a trustee who had served as a trustee for more than one year retired before the first anniversary of the grant date, the RSU award would be prorated. If a trustee who had less than one year of continuous service departed the Board prior to the first anniversary of the grant date, all such shares would be forfeited. Each of these awards were granted under our Amended and Restated 2015 Incentive Plan.

ADDITIONAL COMPENSATION
Position:	Compensation:
Chair of the Board:	$50,000 annual retainer and $50,000 in RSUs
Audit Committee Chair:	$20,000 annual retainer
Compensation Committee Chair:	$15,000 annual retainer
Nominating and Governance Committee Chair:	$10,000 annual retainer
Members of the Audit, Compensation, and Nominating and Governance Committees:	$10,000 for Audit committee members $7,500 for Compensation committee members $7,500 for Nominating and Governance committee members

Trustee Compensation Table for 2024
The following table shows the total compensation paid to or earned by the individuals who served as non-management trustees for any part of the year ended December 31, 2024.

Name	Earned or Paid in Cash(1) ($)	Share Awards(2)(3)(4) ($)	Total ($)
John A. Schissel	101,010	135,044	236,054
Jeffrey P. Caira	70,000	85,020	155,020
Emily Nagle Green	67,500	85,020	152,520
Linda J. Hall(5)	41,371	—	41,371
Ola Oyinsan Hixon	37,285	85,020	122,305
Rodney Jones-Tyson	65,000	85,020	150,020
Jay L. Rosenberg	13,281	74,724	88,005
Mary J. Twinem	77,500	85,020	162,520
______________________________________
(1)Includes: (i) annual retainers paid to each trustee and (ii) additional retainers paid to the Board Chair, Committee Chairs, and committee members. Does not include reimbursed expenses.
(2)On May 20, 2024, each non-management trustee was granted 1,307 restricted stock units (“RSUs”) (based on $85,000 divided by the 20-day average closing price of a common share prior to May 20, 2024). The chair received an additional 769 RSUs (based on $50,000 divided by the 20-day average closing price of a common share prior to May 20, 2024). These awards will vest in full on May 20, 2025 for those trustees serving on the vesting date. The grant date fair value of the RSUs was $65.05 per RSU.
(3)On July 8, 2024, in connection with his appointment to the Board, Jay Rosenberg was granted 1,141 RSUs (based on $85,000, prorated for the partial year, divided by the 20-day average closing price of a common share prior to July 8, 2024). This award will vest in full on May 20, 2025 if the trustee is serving on the vesting date. The grant date fair value of the RSUs was $65.49 per RSU.
(4)As of December 31, 2024, each independent trustee with the exception of Jay Rosenberg, had 1,307 unvested RSUs, our chair, John Schissel, had an additional 769 unvested RSUs, and Jay Rosenberg had 1,141 unvested RSUs as a part of his appointment in 2024.
(5)Linda Hall did not stand for re-election at our 2024 annual meeting, and therefore her service on our Board ended on May 20, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists, as of March 20, 2025, the beneficial ownership of our common shares by (1) each of our trustees and nominees for trustee, (2) our named executive officers, and (3) all of our trustees and executive officers as a group. The amounts shown are based on information provided by the individuals named and our records. Except as otherwise indicated, the persons listed have sole voting and investment power.

Name of Beneficial Owner(1)	Common Shares	Percent of Class (2) of Common Shares As of March 20, 2025
Anne Olson President, Chief Executive Officer & Secretary	18,746	*
Bhairav Patel Executive Vice President & Chief Financial Officer	3,542	*
John A. Schissel Trustee & Chair of the Board	11,822	*
Jeffrey P. Caira Trustee	20,302	*
Emily Nagle Green(3) Trustee	6,253	*
Ola Oyinsan Hixon Trustee	440	*
Rodney Jones-Tyson Trustee	3,424	*
Jay L. Rosenberg Trustee	—	*
Mary J. Twinem Trustee	8,813	*
Trustees and executive officers as a group (9 individuals)	73,342
______________________________________
*    Represents less than 1% of common shares outstanding as of March 20, 2025.
(1)Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of March 20, 2025.
(2)Percentage of class is based on a total of 16,726,594 common shares outstanding as of March 20, 2025.
(3)Includes 5,799 shares held directly, and 454 shares held indirectly by her spouse.

The following table identifies each person or group believed by the Company to beneficially own, as of March 20, 2025, more than five percent of the outstanding common shares of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc.(2) 50 Hudson Yards, New York, NY 10001	2,866,573	17.1%
The Vanguard Group(3) 100 Vanguard Blvd, Malvern, PA 19355	2,391,513	14.3%
State Street Corporation(4) 1 Congress Street, Suite 1, Boston, MA 02114-2016	935,068	5.6%
Silvercrest Asset Management Group LLC(5) 1330 Avenue of the Americas, 38th Floor, New York, NY 10019	934,251	5.6%
______________________________________
(1)Percentage of class based on 16,726,594 common shares outstanding as of March 20,2025.
(2)Based on information of beneficial ownership as of December 31, 2023, included in the most recent Schedule 13G filed on January 19, 2024. BlackRock, Inc. reports sole voting power with respect to 2,811,155 shares and sole dispositive power with respect to 2,866,573 shares.
(3)Based on information of beneficial ownership as of December 31, 2023, included in the most recent Schedule 13G filed on February 13, 2024. The Vanguard Group, Inc. reports sole voting power with respect to 0 shares and sole dispositive power with respect to 2,352,616 shares.
(4)Based on information of beneficial ownership as of December 31, 2024, included in a Schedule 13G filed on February 5, 2025. State Street Corporation reports sole voting power with respect to 0 shares and sole dispositive power with respect to 0 shares.
(5)Based on information of beneficial ownership as of December 31, 2024, included in a Schedule 13G filed on February 14, 2025. Silvercrest Asset Management Group LLC reports sole voting power with respect to 0 shares and sole dispositive power with respect to 0 shares.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Executive Officers of the Company
Set forth below are the names, ages and titles of each of our executive officers as of April 4, 2025 as well as a summary of their backgrounds and business experience (other than our President, Chief Executive Officer and Secretary, Ms. Olson, whose biography is listed above under “Proposal 1: Election of Trustees—Nominees”).

Name	Age	Title
Anne Olson	48	President, Chief Executive Officer and Secretary
Bhairav Patel	46	Executive Vice President and Chief Financial Officer
Bhairav Patel joined the Company as Executive Vice President on November 8, 2021 and was appointed Chief Financial Officer on January 10, 2022. Mr. Patel is a seasoned real estate finance and investment executive with more than 20 years of finance and accounting experience. He previously served as Executive Vice President of Finance and Accounting for New Senior Investment Group Inc. (“New Senior”). Mr. Patel joined New Senior in January 2019 upon the internalization of the company’s management function and was later appointed its Interim Chief Financial Officer in October 2019, a position in which he served until New Senior was acquired in September 2021 by Ventas. During his tenure at New Senior, he was responsible for overseeing the company’s accounting, finance, treasury and tax functions. Prior to New Senior, he served as Managing Director in Fortress Investment Group’s (“Fortress”) private equity group beginning in March 2016, when he was appointed as the Chief Accounting Officer for New Senior, which was externally managed by Fortress at the time. He received a Bachelor’s degree and a Master’s degree in Commerce from the University of Mumbai (India) and is a Certified Public Accountant (inactive).

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of any class of our equity securities to file forms with the SEC reporting their ownership and any changes in their ownership of those securities. These persons also must provide us with copies of these forms when filed. Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, the following transactions were not reported timely due to administrative delays: the sale of shares by our director, Emily Nagle Green, on December 10, 2024 that was reported on February 6, 2025; the disposition by gift of shares by our director, Emily Nagle Green, on December 13, 2024 that was reported on February 6, 2025; and the grant of restricted stock units to our director, Ola Oyinsan Hixon, on January 23, 2024 that was reported on February 1, 2024. Other than these instances, we believe that all Section 16(a) filing requirements were complied with during 2024.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Description of Proposal
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), this Proposal 2, commonly known as a “say-on-pay” proposal, provides our shareholders the opportunity to express their views on the compensation of our named executive officers by voting, on an advisory basis, on the compensation of the named executive officers, as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies, and practices described in this Proxy Statement. At our 2023 Annual Meeting of Shareholders, a majority of our shareholders voted to hold an annual say-on-pay vote. We intend for the annual say-on-pay vote to continue unless our shareholders vote at our annual meeting in 2029 to approve a different frequency for say-on-pay voting.
Please review the section titled “Compensation Discussion and Analysis” for details regarding our executive compensation program, including the portion titled “Executive Summary and Achievements for 2024” and “2024 Compensation Summary,” which summarizes significant components of our executive compensation program and actions taken by the Compensation Committee.
The Company is asking its shareholders to indicate their support for the named executive officers’ compensation as described in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that our shareholders hereby approve, on an advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement for the 2025 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.”
As provided by the Dodd-Frank Act, the say-on-pay vote is advisory and therefore not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the shareholders, and to the extent there are a significant number of votes against the compensation of the named executive officers as disclosed in this Proxy Statement, the Board and Compensation Committee will consider the shareholders’ concerns and evaluate how to address those concerns.
Required Vote
The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to approve on an advisory basis the compensation of the named executive officers as disclosed in this Proxy Statement.
Vote Recommended
The Board recommends that shareholders vote on an advisory basis FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers
The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals, collectively referred to as the “named executive officers”:
•Anne M. Olson, President and Chief Executive Officer since March 31, 2023; Secretary since April 30, 2017; formerly General Counsel from April 30, 2017 to March 30, 2023 and Chief Operating Officer from June 25, 2018 to March 30, 2023.
•Bhairav Patel, Executive Vice President since November 8, 2021, and Chief Financial Officer since January 10, 2022.
The Company did not have any other executive officers during 2024.
Executive Summary and Achievements for 2024
2024 Performance
During 2024, the Company announced the following achievements:
•Net Loss was $1.27 per diluted share for the year ended December 31, 2024, compared to Net Income of $2.32 per diluted share for the year ended December 31, 2023.
•Core FFO (non-GAAP - refer to Appendix A: Non-GAAP Financial Measures and Reconciliations) increased 2.1% to $4.88 per diluted share for the year ended December 31, 2024 compared to $4.78 for the year ended December 31, 2023.
•Same-store year-over-year net operating income (non-GAAP - refer to Appendix A: Non-GAAP Financial Measures and Reconciliations) growth of 3.7% driven by same-store revenue growth of 3.3%.
•Issued approximately 1.6 million common shares for net consideration of $112.6 million and an average price of $71.66 per share under the at-the-market offering program, compared to 87,722 shares repurchased at an average price of $53.62 per share, excluding commissions. We used the proceeds to redeem all of the outstanding Series C preferred shares for $97.0 million.
•Acquired The Lydian, a 129 home apartment community in Denver, Colorado for an aggregate purchase price of $54 million.
•Disposed of two non-core apartment communities for an aggregate sales price of $19.0 million.
Core FFO, Same-Store NOI Growth and Adjusted EBITDA Margin are non-GAAP measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, please refer to Appendix A.
2024 Compensation Summary
The primary goal of our executive compensation program is to attract and retain highly qualified and experienced executive talent and align the interests of the executive officers with those of our shareholders. Below is a summary of the key attributes that define our executive compensation program approved for 2024.
•A significant portion of each executive officer’s total compensation is at-risk and based on operating and share price performance.
•The 2024 short-term incentive program (the “2024 STIP”) included the following metrics, each of which is tied to our business plan:

•Under the 2024 long-term incentive program (the “2024 LTIP”), each executive officer received the following mix of equity grants:
•The 2024 LTIP time-based restricted share unit (“RSU(s)”) awards vest ratably over three years, beginning January 1, 2025, if the officer remains in our continuous employ through each of the applicable vesting dates.
•The 2024 LTIP performance-based RSU awards are earned based on our total shareholder return relative to the FTSE Nareit Equity Index over a three-year performance period, if the officer remains in our continuous employ through the end of the performance period.
•Neither the STIP nor the LTIP provide for guaranteed minimum payouts.
•Annual salary increases are not guaranteed but are determined in the Committee’s discretion based on performance and other relevant factors.
•Change in control severance benefits are payable solely upon a double-trigger event (i.e., severance benefits are payable only upon an executive’s termination by us without cause or termination by the executive for good reason following a change of control) and require conditions for payment.

•Executive officers are subject to governance policies that help to mitigate risks associated with our compensation program and align the interests of the executive officers with those of our shareholders. These policies include a mandatory clawback policy, a share ownership and retention policy, a policy prohibiting hedging and pledging of the Company’s securities, and certain other Company policies described in the “Company Policies” section of this Compensation Discussion and Analysis.
Executive Compensation Philosophy
The Board believes that our compensation program for executive officers should:

•attract and retain highly qualified executives;
•motivate these executives to improve our financial position and increase shareholder value on an annual and long-term basis;
•target “total compensation” reflective of our relative size compared to peers;
•promote management accountability for financial and operational performance;
•provide a total compensation pay mix that includes base salary, and both cash and equity incentive components; and
•promote teamwork and cooperation throughout the Company and within the management group.
The Compensation Committee applied this philosophy in establishing each of the elements of the executive compensation program for 2024. The Compensation Committee’s goal was to align executive compensation with measurable performance and to compare executive compensation with peers and industry-specific market data, in order to design an executive compensation program that would attract and retain talented executives, provide incentives to executives to achieve certain performance targets, and link executive compensation to shareholder results by rewarding competitive and superior performance.
Role of the Compensation Committee and Compensation Consultant in Setting Executive Compensation
The Compensation Committee meets in executive session without management present to discuss various compensation matters, including the compensation of the Chief Executive Officer. In addition, the Compensation Committee annually reviews all elements of executive compensation and benefit programs for reasonableness and cost-effectiveness.
The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as an independent consultant to advise the Compensation Committee on executive compensation matters during 2024. Meridian performed no other services for the Company during 2024. Meridian also advised us on executive compensation matters in prior years. In May 2023, Meridian assisted the Compensation Committee in the development of an appropriate peer group and conducted an analysis and peer comparison of total compensation for each named executive officer. Meridian was engaged directly by the Compensation Committee, although it periodically interacted with management to gather relevant data. Since the time of its engagement, the Compensation Committee has annually assessed Meridian’s independence in accordance with the listing standards of the NYSE. Based on information from Meridian and the confirmation of each of the trustees and executive officers that no business or personal relationships with Meridian exist, the Compensation Committee concluded that Meridian was independent from the Company and that Meridian’s work did not raise any conflicts of interest.
In December 2024, the Compensation Committee appointed Ferguson Partners Consulting L.P. (“Ferguson”) to serve as the Committee’s compensation consultant in 2025. Based on information from Ferguson and the confirmation of each of the trustees and executive officers that no business or personal relationships with Ferguson exist, the Compensation Committee concluded that Ferguson was independent from the Company in accordance with the listing standards of the NYSE and that Ferguson’s work did not raise any conflicts of interest.
Role of Management and Compensation Consultant in Executive Compensation Decisions
During 2024, management was involved in the following executive compensation processes:
•The executive officers, as requested by the Compensation Committee, developed and oversaw the creation of written background and supporting materials on compensation for distribution to the Compensation Committee prior to its meetings; and
•the Chief Executive Officer and Meridian provided the Compensation Committee with comments and recommendations regarding salary levels, salary increases, and long-term incentive plans for members of management, including the named executive officers (other than for the Chief Executive Officer).

Executive Compensation Peer Group
In 2023, the Compensation Committee, with the assistance of Meridian, determined the peer group for benchmarking against public REITs based on similar asset focus, size in terms of assets and revenue, and geographic location as the Company. Based on these criteria, the Compensation Committee established the below peer group, which was used as a benchmark for 2024 executive compensation:

•American Assets Trust Inc.	•Apartment Investment and Management Company	•Apartment Income REIT Corp.*

•Armada Hoffler Properties, Inc.	•BRT Apartments Corp.	•Clipper Realty, Inc.

•EastGroup Properties, Inc.	•Elme Communities	•Four Corners Property Trust, Inc.

•Independence Realty Trust, Inc.	•NexPoint Residential Trust, Inc.	•UMH Properties, Inc.

•Veris Residential, Inc.	•Whitestone REIT

* Apartment Income REIT Corp. was removed from Peer Group in June 2024 since it was acquired by Blackstone.
Determination of Compensation for Named Executive Officers
The key factors the Compensation Committee considered in setting or approving the compensation for the named executive officers are discussed below and include the nature, scope, and level of their respective responsibilities and their individual contribution to our operational and financial results. These factors were considered as a whole, and no one factor was determinative of an executive’s compensation. Additionally, in the case of named executive officers other than the CEO, the Compensation Committee considered the recommendations of the CEO.
Components of the Executive Compensation Program
The primary elements of our executive compensation program are:
•base salary;
•short-term incentives;
•long-term incentives;
•health and retirement programs; and
•executive benefits and perquisites.
Base Salary
Base salaries for the named executive officers are designed to compensate such individuals for their sustained performance. The Compensation Committee considered the following factors in establishing 2024 base salaries of each executive officer: (i) the responsibilities and experience of the particular individual; (ii) the appropriate mix between fixed compensation and incentive compensation; (iii) market data derived from the Peer Group for comparable positions; (iv) internal equity among executive officers; (v) individual and our performance; and (vi) cost to us. Based on consideration of these factors, the Compensation Committee approved the following annual base salaries for its executive officers:

Officer	2023	2024	% Increase
Anne Olson	$450,000	$575,000	28%
Bhairav Patel	$360,500	$400,000	11%
Short-Term Incentive Awards (STIP)
The objective of the STIP is to incentivize our named executive officers to achieve performance goals relating to key financial and operational measures and individual strategic measures, each of which help to drive business results and shareholder value.
Under the STIP, our named executive officers are provided the opportunity to earn cash awards, based on the degree of attaining specified performance goals over a one-year performance period beginning on the first day of the fiscal year. The executive officers must be employed by us on the last day of the performance period, December 31, 2024, to receive any earned cash award.
Target 2024 STIP Opportunity
The Compensation Committee set each named executive officer’s target 2024 STIP awards (expressed as a percentage of the named executive officer’s base salary) after taking into account the following factors: (i) the appropriate mix between fixed compensation and incentive compensation; (ii) market data derived from the Peer Group for comparable positions; (iii) internal equity among executive officers; (iv) individual and our performance; and (v) cost to us. The table below shows each named executive officer’s target 2024 STIP:

Target 2024 STIP Expressed as a Percentage of Base Salary
Ms. Olson	100%
Mr. Patel	100%
Each named executive officer could earn between 50% and 200% of the named executive officer’s target 2024 STIP based on achieved performance (50% for threshold; 100% for target; 200% for maximum achievement). However, if threshold performance was not achieved with respect to a specific performance goal, no STIP award would be earned for that performance goal.
2024 STIP Performance Measures and Related Weighting
The table below shows the Compensation Committee-selected performance measures for the 2024 STIP and each of their relative weights:

Percentage of 2024 STIP
Core FFO Per Share	30%
Same-Store NOI Growth	30%
Adjusted EBITDA Margin	20%
Strategic Goals	20%
If achievement of an objective performance goal (i.e., Core FFO, Same-Store NOI Growth, and Adjusted EBITDA Margin) falls between the threshold and target performance levels or between target and maximum performance levels, that portion of the award will be determined by linear interpolation. Core FFO, same-store NOI growth, adjusted EBITDA margin were calculated, and the strategic goals were determined as provided below. Core FFO, Same Store NOI Growth and Adjusted EBITDA Margin are non-GAAP measures.
2024 STIP Performance Goals
The independent trustees approved each of the 2024 STIP performance goals within the first 90 days of the performance period, which began January 1, 2024, considering input from the full Board of Trustees and the Chief Executive Officer. These performance goals and related payout opportunities are described below.

Core FFO
FFO, as defined by Nareit, is equal to a REIT’s net income or loss calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains or losses from sales of certain real estate assets, gains and losses from a change in control, and impairment write-downs of certain real estate assets and investments and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and similar adjustments for partially owned consolidated real estate entities. The portion of the 2024 STIP based on Core FFO (“FFO”) was computed by calculating our FFO for 2024 and then adjusting that number to:
•exclude the following items: (i) non-cash casualty gain or loss; (ii) certain non-cash amortization costs; (iii) certain acquisition related costs; (iv) associated trial costs from a loss on litigation settlement; (v) redemption of preferred shares; (vi) 2024 STIP costs above target; and (vii) other miscellaneous items.
The Compensation Committee selected Core FFO because growth of Core FFO is a primary driver of shareholder value over a multi-year period and is a common measure used in the REIT industry. The table below shows the 2024 Core FFO goals and related payout opportunities (expressed as a percentage of target):

	Performance Metric	Achievement Level (% of Target Earned)
Threshold	$4.68	50%
Target	$4.78 - $4.82	100%
Maximum	$4.96	200%
Same-Store NOI Growth
Same-store NOI growth is a key financial metric for the Company that measures the Company’s ability to increase the revenue and manage expenses relative to the prior year’s performance within a pool of same-store assets.
NOI refers to total real estate revenues less property operating expenses, including real estate tax expense. Same-store is a term that refers to apartment communities that are owned or stabilized for substantially all of the periods being compared and, in the case of newly-acquired or constructed communities, have achieved a target level of physical occupancy of 90%, or re-positioned communities when they have achieved stabilized operations. Same-store NOI growth for the 2024 STIP was calculated as the increase of current year same-store NOI over prior year same-store NOI.
Our same-store NOI growth goals were based on the low-end, mid-point, and high-end of our disclosed guidance. The table below shows the 2024 Same Store NOI growth goals and related payout opportunities (expressed as a percentage of target):

	Performance Metric	Achievement Level (% of Target Earned)
Threshold	1.5%	50%
Target	2.25% - 2.75%	100%
Maximum	4.5%	200%
Adjusted EBITDA Margin
Adjusted EBITDA margin is a key financial metric for the Company that measures the relative strength of the Company’s balance sheet and its ability to service debt and provide distributable cash to shareholders.
Adjusted EBITDA refers to earnings before interest, taxes, depreciation, and amortization, which is adjusted to exclude the following items: (i) gain or loss on sale of real estate and other investments; (ii) impairment of real estate investments; (iii) gain or loss on extinguishment of debt; (iv) non-cash casualty gain or loss (v) associated trial costs from a loss on litigation settlement; (vi) certain non-cash amortization; (vii) acquisition related costs; and (viii) other adjustments for non-routine items. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total real estate revenues. Adjusted EBITDA margin measures the ratio of revenue that remains available to service debt, pay for capital investments, and cover dividends after satisfying operating expenses, general and administrative expenses, property management expenses, and other expenses or losses required for our day-to-day operations.
The table below shows the 2024 Adjusted EBITDA Margin goals and related payout opportunities (expressed as a percentage of target):

	Performance Metric	Achievement Level (% of Target Earned)
Threshold	47.75%	50%
Target	48.5% - 49.0%	100%
Maximum	50.5%	200%
Strategic Goals
The Compensation Committee established strategic performance goals for 2024 for each of our named executive officers.
In evaluating the performance against the strategic performance goals, the Compensation Committee and the independent trustees considered, among other factors, our ability to evolve processes for forecasting and revenue projection, align on expansion markets, and enhance executive leadership.
Following the performance period (calendar year 2024), the Compensation Committee analyzed each NEO’s performance and determined the level of achievement against each strategic goal.
Achieved 2024 STIP Performance and Payouts
The table below summarizes the total 2024 STIP payout earned by the named executive officers for the year ended December 31, 2024.

Name	Core FFO(1)	NOI Growth(2)	Adjusted EBITDA Margin(3)	Strategic Goals(4)	Total Payout	% of Target
Anne Olson	$345,000	$265,157	$210,833	$172,500	$993,490	173%
Bhairav Patel	$240,000	$184,457	$146,667	$120,000	$691,124	173%
______________________________________
(1)We generated Core FFO of $4.96 per diluted share during the year ended December 31, 2024, with a 200% payout.
(2)Our same-store NOI growth was 3.7% for the year ended December 31, 2024, with a 154% payout.
(3)Our adjusted EBITDA margin was 50.3% for the year ended December 31, 2024, with a 183% payout.
(4)With respect to the strategic goals, based on a number of factors including the achievement of individual qualitative objectives, the Compensation Committee, with the approval of the independent trustees, determined that (a) Ms. Olson earned a payout of 150%, and (b) Mr. Patel earned a payout of 150%.
Long-Term Incentive Awards (LTIP)
The objective of the long-term incentive plan is to align the interests of our named executive officers with those of our shareholders by linking long-term pay to key performance metrics and share price. In addition, the long-term incentive plan helps to promote retention of our named executive officers through multi-year vesting requirements.
2024 Target LTIP Value and Equity Mix
In December 2023, upon the recommendation of the Compensation Committee, the independent trustees approved the following 2024 Target LTIP Value and equity mix for each NEO:

Name	2024 Target LTIP Value ($)	Time-Based RSUs (#)	Performance Based RSUs (#)
Anne Olson	1,150,000	10,134	10,134
Bhairav Patel	400,000	3,525	3,525
The Compensation Committee considered the following factors in establishing 2024 LTIP target value for each executive officer: (i) the appropriate mix between fixed compensation and incentive compensation; (ii) market data derived from the Peer Group for comparable positions; (iii) internal equity among executive officers; (iv) individual and our performance; and (v) cost to us.
2024 Time-Based RSUs
Time-based RSUs comprised 50% of each named executive officer’s 2024 Target LTIP Value. The RSUs vest in equal installments on January 1, 2025, January 1, 2026, and January 1, 2027, subject to the named executive officer remaining in the continuous employ of the Company or an affiliate through each of the applicable vesting dates. If a named executive officer’s employment is terminated due to death or disability before the last vesting date, then any RSUs that remain unvested will vest in full as of the date of such termination. Upon vesting, each then vested RSU is settled and distributed for one of our common shares.
2024 Performance-Based RSUs
Performance-based RSUs comprised 50% of each named executive officer’s 2024 Target LTIP Value. The Performance-based RSUs are earned based on our TSR relative to the TSR of each of the constituent members of the FTSE Nareit Equity Index measured over the three-year performance period ending December 31, 2026, as provided in the table below:

	Company’s TSR Percentile Rank at the end of Performance Period	Number of Performance-Based RSUs Earned
Below Threshold	Below 25th percentile	None
Threshold	25th percentile	50% of Performance-Based Target Shares
Target	50th percentile	100% of Performance-Based Target Shares
Maximum	75th percentile	200% of Performance-Based Target Shares
If achievement falls between two performance levels, then linear interpolation will be used to determine the number of earned shares.
If the named executive officer remains in the continuous employ of the Company or an affiliate from the date of grant until the last day of the measurement period, then the earned performance-based RSUs will fully vest at the end of the measurement period and will be paid in a like number of our common shares in the first quarter of 2027.
By including nearly all U.S. REITs, we believe that the FTSE Nareit Equity Index provides an appropriate index against which to measure our share performance.
Status of LTIP Award Programs

LTIP Performance Period	2022	2023	2024	Status
2022 LTIP	100% Complete			Below Threshold (0% payout)
2023 LTIP		67% Complete		Tracking Above Target(1)
2024 LTIP			33 % Complete	Tracking Above Target(1)
(1)Achievement level calculated as of January 31, 2025. The performance period for these awards remains open and the payout percentage has not been determined. The total payout amount with respect to the 2023 and 2024 performance-based RSUs will be determined at the end of the 3-year measurement period which is December 31, 2025 and December 31, 2026, respectively.

Health, Retirement and Other Benefits
In an effort to attract, retain and fairly compensate talented employees, we offer various benefit plans to our employees, including a 401(k) benefit plan, and health, dental, life insurance, and short- and long-term disability plans. These benefit plans are part of our broad-based employee benefits program, and none of these plans are offered to the named executive officers either exclusively or with terms different from those offered to other eligible employees.
Executive Perquisites
In 2024, we provided limited perquisites to our named executive officers, which included the following: cell phone, data plan, paid parking contracts and commuting expenses. We provide perquisites to retain executive talent. The total value of all perquisites received by any of the named executive officers in 2024 was less than $25,000.
Say-On-Pay Results and Consideration
Say-On-Pay Voting Results for the Year ended December 31, 2024
At our 2024 Annual Meeting of Shareholders, we held an advisory vote on our 2023 executive compensation program, and approximately 96.29% of the votes cast approved the program. The Compensation Committee believes that the result of the advisory vote is valuable in assessing its compensation decisions and considered the vote in reviewing and evaluating its executive compensation programs. The Compensation Committee also considered numerous other factors in evaluating our executive compensation programs as discussed in this Proxy Statement, including its desire to continue to enhance the alignment of our named executive officers’ interests with those of our shareholders.
While each of these factors (among other things) informed the Committee’s decisions regarding the named executive officers’ compensation, the Compensation Committee did not implement any changes to our executive compensation programs as a result of the shareholder advisory vote.
Say-On-Frequency Voting Results
At our 2023 Annual Meeting of Shareholders, a majority of the Company’s shareholders voted to hold an advisory vote on executive compensation every year. The Board considered the voting results on that proposal and adopted a policy providing for an annual advisory shareholder vote on our executive compensation. The next required “say-on-frequency” advisory vote will occur at our 2029 Annual Meeting of Shareholders.
Employment Agreements
Effective as of March 31, 2023, the Company entered into an Employment Agreement with Ms. Anne Olson to serve as President and Chief Executive Officer. The Employment Agreement is terminable by either party at any time subject to certain notice requirements. The Employment Agreement provides for aggregate severance payments in case of termination of employment by the Company without cause (which shall include cases of Ms. Olson’s Disability or death as may be applicable), or by Ms. Olson for good reason, and such termination is not related to a change in control. Such severance payments shall include:
•a lump-sum total gross amount of two times Ms. Olson’s then current Base Salary, plus two times     her current target annual bonus under STIP, plus her pro-rated current year target annual bonus under STIP for the year her employment terminates;
•a gross payment equal to the premium cost of 18 months of Ms. Olson’s monthly premium for the cost of benefit continuation for health benefits (i.e., medical, dental, and vision);
•up to $10,000 in outplacement assistance, to be supplied to Ms. Olson by a professional and commercially recognized outplacement assistance provider selected by Ms. Olson, with costs being directly billed to the Company;

•Ms. Olson’s unvested time-based equity awards and performance-based equity awards will vest according to the Amended and Restated 2015 Incentive Plan (or other duly adopted equity plan), as amended from time to time;
•Options to purchase our common shares granted to Ms. Olson under the Amended and Restated 2015 Incentive Plan (or other duly adopted equity plan) will become exercisable, in whole or in part, for the shares that remain subject to the option, as of the date Ms. Olson’s employment terminates and will remain exercisable until the expiration date of the option (three months from the termination date).
Effective as of February 20, 2024, the Company entered into an Employment Agreement with Mr. Bhairav Patel, Executive Vice President and Chief Financial Officer. The Employment Agreement is terminable by either party at any time subject to certain notice requirements. The Employment Agreement provides for aggregate severance payments in case of termination of employment by the Company without cause (which shall include cases of Mr. Patel’s Disability or death as may be applicable), or by Mr. Patel for good reason, and such termination is not related to a change in control. Such severance payments shall include:
•a lump-sum total gross amount of one times Mr. Patel’s then current Base Salary, plus one times his current target annual bonus under STIP, plus his pro-rated current year target annual bonus under STIP for the year his employment terminates;
•a gross payment equal to the premium cost of 18 months of Mr. Patel’s monthly premium for the cost of benefit continuation for health benefits (i.e., medical, dental, and vision);
•up to $10,000 in outplacement assistance, to be supplied to Mr. Patel by a professional and commercially recognized outplacement assistance provider selected by Mr. Patel, with costs being directly billed to the Company;
•Mr. Patel’s unvested time-based equity awards and performance-based equity awards will vest according to the Amended and Restated 2015 Incentive Plan (or other duly adopted equity plan), as amended from time to time;
•Options to purchase our common shares granted to Mr. Patel under the Amended and Restated 2015 Incentive Plan (or other duly adopted equity plan) will become exercisable, in whole or in part, for the shares that remain subject to the option, as of the date Mr. Patel’s employment terminates and will remain exercisable until the expiration date of the option (three months from the termination date).
Company Policies
Clawback Policy
Effective October 2, 2023, the Compensation Committee adopted a mandatory compensation recovery policy that is applicable to our current and former officers, as defined under Rule 16a-1(f) of the Exchange Act, which complies with Section 10D of the Exchange Act and Nasdaq listing standards (the “Mandatory Recovery Policy”). The Mandatory Recovery Policy requires us to recover from current and former executive officers certain incentive-based compensation that is erroneously paid in connection with accounting restatements (subject to certain narrow exceptions) for which payment or vesting is or was predicated upon the achievement of specified financial results that are impacted by the financial restatement. The amount of compensation that may be impacted by this policy is the difference between the amount paid or granted, and the amount that should have been paid or granted, if calculated on the updated financial statements. Our right to recover erroneously paid incentive-based compensation is not predicated on whether a covered officer engaged in misconduct or was otherwise directly or indirectly responsible, in whole or in part, for the accounting restatement. This policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
In addition to the Mandatory Recovery Policy, we continue to maintain our existing Executive Incentive Compensation Recoupment Policy (“Recoupment Policy”). This policy applies to our named executive officers, senior vice presidents and vice presidents.

In the event we restate our financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, an employee covered by the Recoupment Policy may, at the discretion of the Board, be required to reimburse or forfeit any incentive compensation received if such employee engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to such restatement. The amount to be reimbursed or forfeited will be equal to the excess of (i) the amount of the incentive compensation paid or awarded to such employee over (ii) the amount of incentive compensation that would have been paid to the employee based on restated results, as determined by the Board in its sole discretion.
The Board will also determine the method for recouping such excess amounts, which may include: (1) requiring reimbursement of cash incentive compensation previously paid to the person; (2) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards; (3) offsetting the recouped amount from any compensation otherwise owed by the Company to the person; (4) canceling outstanding vested or unvested equity awards made to the person; and/or (5) taking any other remedial and recovery action permitted by law. We will not indemnify any covered executive from the reimbursement or forfeiture of incentive compensation sought or obtained pursuant to the Recoupment Policy.
The Board has the sole discretion to decide whether it is appropriate to recoup the pre- or post-tax incentive compensation amount based on the person’s circumstances.
Change in Control Severance Agreements
The Company has entered into “double-trigger” Change in Control Severance Agreements with Ms. Olson and Mr. Patel. The Company believes it is important to provide such officers assurances regarding the benefits that will be payable if a change in control occurs (first trigger) and their employment with the Company and its affiliates is terminated without cause by the Company or terminated by the officer for good reason, as such terms are defined in the agreements (second trigger). Additional information regarding the terms of these Severance Agreements is described below under “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
Share Ownership and Retention
Our named executive officers are subject to our Policy Regarding Share Ownership and Retention. This policy requires that, within five years of the officer’s hire date or promotion to a covered position, the officer owns common shares equal to the following:

Position	Value of Shares
Chief Executive Officer	5x annual base salary
Chief Operating Officer and Chief Financial Officer	2x annual base salary
The value of the shares owned by a participant is calculated as the number of shares owned multiplied by the greater of (i) the closing per-share price on the most recent trading date prior to the date of the determination, or (ii) the average closing per-share price during the one-year trading period ending on the most recent trading date prior to the date of the determination.
Additionally, each named executive officer is required to retain an amount equal to 60% of the Net Shares received as a result of any equity awards we grant to the executive officer until the earlier of the time that (a) the applicable Ownership Guideline is reached, (b) the executive officer is no longer employed by us, or (c) the executive officer otherwise ceases to be an executive officer. “Net Shares” are those vested shares that remain after shares are sold or withheld, as the case may be, to pay any applicable exercise price for the award and to satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award.
Hedging and Pledging of Company Securities
We have adopted a Policy Regarding Hedging and Pledging of Securities. Under this policy, our named executive officers are prohibited from: (1) directly or indirectly engaging in hedging or monetization transactions, through transactions in our securities or through the use of financial instruments designed for such purpose; and/or (2)

pledging our securities as collateral for a loan, including without limitation through the use of traditional margin accounts with a broker.
Insider Trading Policy

We have adopted an insider trading policy (the “Insider Trading Policy”) that prohibits our trustees, officers, employees, and certain of our consultants and contractors, as well as their respective family members, from purchasing, selling, or otherwise transacting in our securities while in possession of material nonpublic information and the securities of other companies while in possession of material nonpublic information learned during the course of such covered person’s employment or association with Centerspace. Our Insider Trading Policy is designed to promote compliance with insider trading laws, rules, regulations, and NYSE listing standards. It generally (i) prohibits insider trading by any covered, (ii) imposes heightened requirements (including blackout periods) for certain restricted persons, and (iii) imposes special reporting obligations for our directors and executive officers. The Insider Trading Policy is posted on our website at ir.centerspacehomes.com under “Corporate Overview — Corporate Governance.
Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee of the Board:
Rodney Jones-Tyson (Chair)
Ola Oyinsan Hixon
Mary J. Twinem

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below summarizes the total compensation paid to or earned by the named executive officers for the years ended December 31, 2024, 2023 and 2022. For a narrative discussion of the compensation determinations that were made for 2024, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

Name and Principal Position	Year	Salary ($)	LTIP Share Awards (1) ($)	Stock Option Awards ($)	STIP Incentive Cash Compensation (2) ($)	All Other Compensation (3)(4)(5) ($)	Total ($)
Anne Olson(6)(7)	2024	575,000	1,406,599	—	993,490	17,250	2,992,339
President, Chief Executive Officer	2023	432,256	883,224	125,207	652,500	116,500	2,209,687
and Secretary	2022	380,000	566,318	128,629	235,467	15,250	1,325,664

Bhairav Patel(8)	2024	400,000	489,270	—	691,124	34,948	1,615,342
Executive Vice President and Chief	2023	360,500	494,921	73,878	522,725	155,312	1,607,336
Financial Officer	2022	350,000	479,354	74,050	240,975	47,724	1,192,103
______________________________________
(1)The amounts included in this column represent the full grant date fair value, computed in accordance with ASC Topic 718, of restricted stock units or stock options awarded under the 2024 LTIP awards. The time-based RSUs were granted on January 1, 2024, except as noted in footnotes 7 and 8. Each applicable officer received two LTIP awards on the applicable grant date: (i) time-based RSUs which vest ratably over a three-year period provided the recipient is still employed with the Company ("time-based LTIP award"); and (ii) performance-based RSUs which vest based on achieving certain performance goals at the end of the performance period, or December 31, 2026, provided that the recipient is still employed with the Company ("performance-based LTIP award"). See the "Long-Term Incentive Awards - 2024 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.
(2)The amounts included in this column represent the cash awards earned under the referenced year pursuant to our STIP, based on the period performance. The awards were paid following the end of applicable year. See the “Short-Term Incentive Awards” section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.
(3)Consists of Company 401(k) contributions.
(4)Consists of $17,698 in commuting expenses for Mr. Patel’s travel to Minnesota.
(5)Includes cash retention bonuses to Anne Olson and Bhairav Patel in 2023.
(6)On March 31, 2023, Anne Olson was appointed as President, CEO and Executive Trustee of the Company.
(7)On March 31, 2023, Ms. Olson received a one-time, time-based LTIP award. The amount of this award reflects the full grant date fair value, computed in accordance with ASC Topic 718. The award vests in full on the third anniversary of the grant date.
(8)On March 31, 2023, Mr. Patel received a one-time, time-based LTIP award. The amount of this award reflects the full grant date fair value, computed in accordance with ASC Topic 718. One-third of the awarded shares vest on the second anniversary of the grant date, and the remaining two-thirds vest on the third anniversary of the grant date.
The charts set forth below show the percentages of compensation paid to the named executive officers in 2024 for base salary, LTIP share and stock option awards, STIP cash compensation, and all other compensation.

Grants of Plan-Based Awards
The following table presents information regarding share awards and incentive cash compensation granted to the named executive officers for performance during 2024 under our Amended and Restated 2015 Incentive Plan.

Name	Type of Award	Grant Date	Estimated Future Payouts under Non-Equity Incentive Awards(1)			Estimated Future Payouts under Equity Incentive Awards(2)			All Other Share Awards: No. of Shares(3)	Grant Date Fair Value ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anne Olson	STIP	3/7/2024	287,500	575,000	1,150,000	—	—	—	—	—
	Time-Based RSUs	1/1/2024	—	—	—	—	—	—	10,134	589,799
	Performance-based RSUs	1/1/2024	—	—	—	5,067	10,134	20,268	—	816,800
Bhairav Patel	STIP	3/7/2024	200,000	400,000	800,000	—	—	—	—	—
	Time-Based RSUs	1/1/2024	—	—	—	—	—	—	3,525	205,155
	Performance-based RSUs	1/1/2024	—	—	—	1,763	3,525	7,050	—	284,115
______________________________________
(1)STIP awards for 2024 Performance: Includes the potential range of 2024 STIP cash awards as described in the Compensation Discussion and Analysis section of this Proxy Statement. The actual amount earned for 2024 performance is reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.
(2)Performance-based LTIP awards were granted on January 1, 2024, which vest based on achieving certain performance goals at the end of the performance period, or December 31, 2026, provided that the recipient is still employed with the Company. See the “Long-Term Incentive Awards” section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.
(3)Time-based LTIP awards granted on January 1, 2024, which vest ratably on each January 1, 2025, 2026, and 2027, provided that the recipient is still employed with the Company. See the “Long-Term Incentive Awards” section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.
(4)The amounts included in this column represent the grant date fair value assuming target performance, computed in accordance with ASC Topic 718, of shares awarded under the Amended and Restated 2015 Incentive Plan.

Outstanding Equity Awards on December 31, 2024
The following table presents information regarding share awards granted to each of the named executive officers under the Amended and Restated 2015 Incentive Plan which were outstanding on December 31, 2024 but had not yet been earned or vested. See “Grants of Plan-Based Awards Table” for more information.

		Option awards				Stock Awards
Name	Grant Date	Unexercised exercisable options	Unexercised unexercisable options(1)	Option Exercise ($)	Option Expiration date	# of shares not vested (RSUs)(3)	Market value of shares that have not vested($) (2)	Number of unearned shares that have not vested (PSUs) (4)	Market value of unearned shares that have not vested($) (2)
Anne Olson	1/1/2023	2,823	8,471	58.67	1/1/2033	—	—	—	—
	1/1/2022	3,762	3,763	110.90	1/1/2032	—	—	—	—
	1/1/2021	8,268	2,756	70.64	1/1/2031	—	—	—	—
	5/21/2020	32,215	—	66.36	5/21/2030	—	—	—	—
	1/1/2024	—	—	—	—	—	—	10,134	670,364
	1/1/2023	—	—	—	—	—	—	5,037	333,197
	1/1/2024	—	—	—	—	10,134	670,364	—	—
	3/31/2023	—	—	—	—	5,492	363,296	—	—
	1/1/2023	—	—	—	—	2,015	133,292	—	—
	1/1/2022	—	—	—	—	374	24,740	—	—
Bhairav Patel	1/1/2023	1,666	4,998	58.67	1/1/2033	—	—	—	—
	1/1/2022	2,166	2,166	110.90	1/1/2032	—	—	—	—
	1/1/2024	—	—	—	—	—	—	3,525	233,179
	1/1/2023	—	—	—	—	—	—	2,972	196,598
	1/1/2024	—	—	—	—	3,525	233,179	—	—
	3/31/2023	—	—	—	—	2,746	181,648	—	—
	1/1/2023	—	—	—	—	1,189	78,652	—	—
	1/1/2022	—	—	—	—	215	14,222	—	—
	1/1/2022	—	—	—	—	461	30,495	—	—
______________________________________
(1)Represents stock option awards which vest ratably over four years after the grant date.
(2)Based on the closing market price per common share on December 31, 2024, which was $66.15.
(3)Time-based LTIP awards which vest ratably over three years after the grant date, except time-based LTIP awards granted on March 31, 2023. The time-based LTIP awards granted on March 31, 2023 to Ms. Olson vest in full on March 31, 2026. One-third of the time-based LTIP awards granted on March 31, 2023 to Mr. Patel vest on March 31, 2025 and the remaining two-thirds vest on March 31, 2026.
(4)Performance-based LTIP awards which vest based on achieving certain performance goals at the end of the three-year performance period. The number of shares and market value of unearned shares for such awards are based on the target number of shares under the award.

Options Exercised and Shares Vested
The following table presents information regarding share awards and RSUs granted to each of the named executive officers under the Amended and Restated 2015 Incentive Plan which vested during 2024. There were no options exercised during the year ended December 31, 2024. All shares were or became fully vested and unrestricted on December 31, 2024.

Name	Grant Date	Vest Date	Share Awards
			Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Anne Olson	1/1/2021	1/1/2024	540(2)	31,428
	1/1/2022	1/1/2024	374(3)	21,767
	1/1/2023	1/1/2024	1,007(4)	58,607
	Total		1,921	111,802
Bhairav Patel	1/1/2022	1/1/2024	215(3)	12,513
	1/1/2022	1/1/2024	461(3)	26,830
	1/1/2023	1/1/2024	594(4)	34,571
	Total		1,270	73,914
______________________________________
(1)Value realized equals the closing price of our common shares on the vesting date multiplied the number of shares vested.
(2)These shares consist of one-third of the time-based LTIP awards granted on January 1, 2021.
(3)These shares consist of one-third of the time-based LTIP awards granted on January 1, 2022.
(4)These shares consist of one-third of the time-based LTIP awards granted on January 1, 2023.

Equity Compensation Plan Information
The following table provides information as of December 31, 2024 regarding compensation plans (including individual compensation arrangements) under which our common shares of beneficial interest are available for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	194,674	$71.41	400,659(2)
Equity compensation plans not approved by security holders	—	—	—
Total	194,674	$71.41	400,659(2)
______________________________________
(1)Consists of 77,664 outstanding RSUs and 117,010 stock options granted under the Amended and Restated 2015 Incentive Plan.
(2)Includes shares available for issuance under the Amended and Restated 2015 Incentive Plan, as amended.
Potential Payments Upon Termination or Change in Control
On March 9, 2023, we adopted a new form of Change in Control Severance Agreements (“Change in Control Agreements”), which replaced the prior form of change in control agreement, and each of Ms. Olson and Mr. Patel have entered into a Change in Control Agreement with us. Under each Change in Control Agreement, an officer will receive severance payments and benefits if a change in control occurs and his or her employment with the Company and its affiliates is terminated “without cause” by us or terminated by the officer for “good reason,” as such terms are defined in the agreements. Such payments and receipt of benefits are also contingent on the officer: (1) signing a release and waiver of all claims against us; and (2) complying with certain covenants during employment and after termination, including a non-compete provision for six months; non-recruitment, or non-solicitation, provision; and confidentiality agreement.

Under the agreements, severance benefits include:
•a lump-sum severance payment equal to 3x for CEO and 2x for other executive officers the sum of base salary and the target annual cash bonus;
•outstanding non-vested share awards that vest based on continued employment vest immediately; and
•outstanding non-vested, performance-based share awards that vest based on performance goals vest immediately as though the target performance was achieved as of the change in control date.
Executive officers are also entitled to a lump sum payment in the amount that the executive officer and his or her “qualified beneficiaries” (as defined in Section 4980B of the Internal Revenue Code) would pay for continued medical, dental and vision coverage under our health plans and reimbursement of certain health insurance coverage for up to 18 months and benefits under our other plans and programs per the terms of such plans and programs. Executive officers would not receive any payment in the event of a termination without good reason by the officer or a termination for cause by the Company.
Under the Change in Control Severance Agreements, a “change in control” includes:
•with certain exceptions, the acquisition, directly or indirectly, by any person or group of beneficial ownership of securities entitled to vote generally in the election of our trustees that represent 35% or more of the combined voting power of our then-outstanding voting securities;
•individuals who, as of the effective date of the Plan, constitute the Board cease for any reason to constitute at least a majority of the Board;
•our consummation of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of our assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction: which results in our voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least 50% of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the successor entity; or
•approval by our shareholders of a liquidation or dissolution of the Company.
The full definition of “change in control” is contained in the Amended and Restated 2015 Incentive Plan (or other duly adopted equity plan) of the Company.
Under the Change in Control Severance Agreements, “Cause” means (i) the Executive’s willful conduct that is demonstrably and materially injurious to the Company or an Affiliate, monetarily or otherwise; (ii) the Executive’s breach of certain covenants; (iii) the Executive’s breach of the Executive’s fiduciary duties to the Company or an Affiliate; (iv) the Executive’s conviction of any crime (or entering a plea of guilty or nolo contendre to any crime) constituting a felony; or (v) the Executive’s entering into an agreement or consent decree or being the subject of any regulatory order that in any of such cases prohibits the Executive from serving as an officer or director of a company that has publicly traded securities. A termination of the Executive will not be for “Cause” unless the decision to terminate the Executive is set forth in a resolution of the Board to that effect and which specifies the particulars thereof and that is approved by a majority of the members of the Board (exclusive of the Executive if the Executive is a member of the Board) adopted at a meeting called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive to be heard before the Board).
Under the Change in Control Severance Agreements, “Good Reason” means, without the express written consent of the Executive, (i) a change in the Executive’s position with the Company or an affiliate which results in a material diminution of the Executive’s authority, duties or responsibilities; (ii) a material reduction by the Company or an affiliate in the annual rate of the Executive’s base salary; (iii) a change in the location of the Executive’s principal office to a different place that is more than fifty miles from the Executive’s principal office immediately prior to such change; or (iv) our material breach of this Agreement. A reduction in the Executive’s rate of annual base pay is material if the rate of annual base salary on any date is less than ninety percent (90%) of the Executive’s highest rate of annual base pay as in effect on any date in the preceding thirty-six (36) months; provided, however, that a reduction in the Executive’s rate of annual base pay will be disregarded to the extent that the reduction is applied similarly to our other officers. Notwithstanding the two preceding sentences, a change in the Executive’s duties or responsibilities or a reduction in the annual rate of the Executive’s base salary in connection with the Executive’s termination of employment (for Cause, disability or retirement), will not constitute Good Reason. A resignation by the Executive will not be with “Good Reason” unless the Executive gives the Company written notice specifying the event or condition that the Executive asserts constitutes Good Reason, the notice is given no more than ninety days after the occurrence of the event or initial existence of the condition that the Executive asserts constitutes Good Reason, and the Company has failed to remedy or cure the event or condition during the thirty-day period after such written notice is given to the Company.
Amended and Restated 2015 Incentive Plan
Under the Amended and Restated 2015 Incentive Plan, in the event a change in control occurs (as defined under the 2015 Incentive Plan), the administrator may, at its discretion, require outstanding share and option awards, share unit awards, and incentive awards be assumed by the surviving entity or replaced by a comparable substitute award of substantially equal value issued by the surviving entity.
If awards are not assumed or replaced with substitute awards, the administrator may provide that: (1) share or option awards become vested in full; (2) share unit awards become earned in full and paid in vested common shares; and (3) incentive awards become earned, in whole or in part, in accordance with the terms of the award. In addition, the administrator may provide that share unit awards and incentive awards be canceled and exchanged for payment in cash, common shares, or other securities received by our shareholders in the change in control transaction equal to the price per share received by shareholders for each common share in the change in control transaction.
The following table provides information about the estimated maximum amounts payable to those named executive officers who were serving in their positions at the Company as of December 31, 2024 under various scenarios, assuming a change in control and/or termination had occurred on December 31, 2024. The table below does not include payments or benefits that are not conditioned on termination or change in control, including accrued but unpaid vacation or other compensation, the cash amounts under outstanding STIP awards or number of vested shares under outstanding LTIP awards that otherwise would be payable to the named executive officer as of December 31, 2024.

Name and Termination Scenario	Cash Payment ($)(1)	Acceleration of Vesting of Long-Term Equity Incentive Awards ($)(2)	Total
Anne Olson – President, Chief Executive Officer and Secretary
By Company For Cause(3)	—	—	—
By Company Without Cause	—	1,255,055	1,255,055
Upon Death or Disability	—	2,258,617	2,258,617
Upon Change in Control(4)	—	1,255,055	1,255,055
Upon Change in Control and Termination(5)(6)	2,341,806	2,258,617	4,600,423
Bhairav Patel – Executive Vice President and Chief Financial Officer
By Company For Cause(3)	—	—	—
By Company Without Cause	—	575,581	575,581
Upon Death or Disability	—	1,005,358	1,005,358
Upon Change in Control(4)	—	575,581	575,581
Upon Change in Control and Termination(5)(6)	1,247,534	1,005,358	2,252,892
______________________________________
(1)This column assumes that there was neither accrued but unpaid base compensation nor vacation time earned but unpaid as of December 31, 2024.
(2)Amounts in this column reflect accelerated vesting of awards of restricted common shares, RSUs, and stock options under the LTIP awards that were outstanding on December 31, 2024. For purposes of this table, it is assumed that all the common shares under the performance-based LTIP awards have been earned and that the market value of a common share is $66.15, the closing market price per common share at the close of business on December 31, 2024.

(3)No payments are made and no vesting occurs if the Company terminates the officer for “cause” as defined in the LTIP awards.
(4)This reflects the occurrence of a change in control without termination, which would not trigger severance payments under the Change in Control Severance Agreement.
(5)This reflects the occurrence of a change in control and the officer’s employment was terminated by the Company without cause or by the officer with good reason, thereby triggering severance payments under the Change in Control Severance Agreement, assuming that all conditions under such agreement had been met as of December 31, 2024.
(6)Includes the reimbursement of health care benefits, estimated to be $41,806 for Ms. Olson and $47,534 for Mr. Patel, assuming the reimbursement is for the full 18-month period and based on monthly premiums in place as of December 31, 2024.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the total compensation of its median employee for 2024 to the total compensation of Anne Olson, our President and Chief Executive Officer (the “CEO”), for 2024. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements in Item 402(u) of Regulation S-K.
For the year ended December 31, 2024:
•the total compensation of the employee who represents our median compensated employee (other than the CEO) was $59,148; and
•the total compensation of the CEO, as reported in the Summary Compensation Table above, was $2,992,339.
Based on this information, for 2024, the annual total compensation of our CEO was approximately 51 times the median total compensation of all of our employees (other than the CEO) for the year ended December 31, 2024.
Determining the Median Employee
Since the proxy statement for the year ended December 31, 2023 (the “2023 Proxy”), there has been no significant change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. For the purposes of the pay ratio calculation, our employee population consists of full-time and part-time employees at all locations, including all temporary employees employed as of the measurement date, and compensation is based on actual wages and benefits paid (as reported on Form W-2), according to its U.S. and local payroll records, and annualized the compensation for all full-time and part-time permanent employees who commenced work during the measurement period.
Total Compensation of the Median Employee for 2024
With respect to the total compensation of the median employee for the year ended December 31, 2024, we calculated such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Total Compensation of the CEO for 2024
With respect to the total compensation of the CEO for the year ended December 31, 2024, we used the amount reported in the “Total” column of the Summary Compensation Table for 2024 included in this Proxy Statement. Any adjustments, estimates and assumptions used to calculate her total compensation are described in the footnotes to the Summary Compensation Table.
Compensation Policies and Risk Management
The Compensation Committee members evaluate the principal elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking. While the Compensation Committee members focus on the compensation of the executive officers because risk-related decisions depend predominantly on their judgment, they also consider the compensation of other senior officers and employees operating in decision-making capacities. The Compensation Committee believes that because of the following there is a low likelihood that our compensation policies and practices would encourage excessive risk-taking:
•Compensation for certain executive officers is composed of various components: base salary, short-term incentive cash awards, and long-term incentive equity awards. The mix is designed to balance near-term performance improvement with sustainable long-term value creation.
•A significant percentage of compensation is equity-based, long-term compensation pursuant to LTIP awards. The use of RSUs and stock options encourages our executive officers to focus on sustaining our long-term performance because unvested awards could significantly decrease in value if our business is not managed with long-term interests in mind.
•The STIP and LTIP awards granted in 2024 utilize various performance goals. The STIP awards utilize the objective performance goals of Core FFO per share, same-store NOI growth, adjusted EBITDA margin, and strategic goals for progress on execution of our strategic plan and meeting individual personal goals. The performance-based LTIP awards utilize our TSR over a three-year period as compared to the TSRs of the constituent members of the FTSE Nareit Equity Index over the same period.
•The Amended and Restated 2015 Incentive Plan contains individual limitations on the maximum amount that may be granted or awarded in any calendar year to a participant, including under the STIP and LTIP awards. The Compensation Committee believes these limitations are currently set at appropriate maximum levels under the Amended and Restated 2015 Incentive Plan.
•We adopted an equity ownership and retention policy by which each executive and senior officer is required to maintain a multiple of his or her base salary in common shares. The multiples are 5x for the Chief Executive Officer, 2x for the other executive officers, and 0.5x for senior vice presidents. In addition, the officers are required to retain 60% of the net shares received under equity awards until either the officer reaches the ownership required level, is no longer employed by the Company, or ceases to be an officer. This policy requires each executive officer to maintain a meaningful equity interest in the Company that could significantly decrease in value if the Company’s business is not managed with long-term interest in mind.
•We have a discretionary “clawback” policy by which, with respect to any incentive awards granted after May 1, 2015, the Board will have the right to recoup all or any portion of incentive awards granted based on our financial statements if the person had engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to a material restatement of such financial statements.
•We have adopted a “no-fault” clawback policy which requires the Board to recover, in the event of an accounting restatement, incentive compensation earned by our executive officers based on financial metrics.

•We have adopted a policy prohibiting executive and senior officers from engaging in hedging or monetization transactions involving our securities and from pledging our securities as collateral for a loan, including through the use of traditional margin accounts with a broker.
The Compensation Committee believes that this combination of factors encourages prudent management of the Company and discourages executive officers from taking risks that are not in the Company’s long-term interest. Accordingly, the Compensation Committee believes our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
401(k) Plan
We sponsor a defined contribution 401(k) retirement plan. Employees aged 18 and over may participate in our 401(k) plan, except for collectively bargained employees, non-resident alien employees, and temporary/seasonal employees. Eligible employees can participate in the 401(k) plan upon 90 days of hire and are eligible for the employer match at that time. Employees participating in the 401(k) plan may contribute up to maximum levels established by the IRS. We currently match, dollar-for-dollar, employee contributions to the 401(k) plan in an amount up to 5% of the eligible wages of each employee participating in the 401(k) plan.
Pay Versus Performance
The following table shows: (a) the total compensation for our NEOs for the past five years as set forth in the Summary Compensation Table; (b) the “compensation actually paid” to our principal executive officer, who is our CEO, and, on an average basis, our other NEOs (as compensation actually paid is determined under SEC rules and described in further detail in footnote 2 in the Pay Versus Performance Table below); (c) our total shareholder return (“TSR”); (d) the TSR of the FTSE Nareit Equity Apartments Index, our selected peer group for this purpose, over the same period; our net income (loss); and Core FFO (a non-GAAP measure), our financial performance measure for compensatory purposes.
As described in the footnotes below, Mr. Decker was our Chief Executive Officer during 2020, 2021, 2022 and a portion of 2023 (from January 1, 2023 to March 31, 2023). Our other NEOs included: (a) Ms. Olson, who was the Chief Operating Officer and General Counsel during 2020, 2021, 2022 and a portion of 2023 (from January 1, 2023 to March 30, 2023) and who was appointed as Chief Executive Officer effective March 31, 2023; (b) Mr. Kirchmann, who was the Chief Financial Officer during 2020, 2021 and a portion of 2022 (from January 1, 2022 to January 10, 2022); and (c) Mr. Patel, who was the Chief Financial Officer during a portion of 2022 (from January 10, 2022 to December 31, 2022), 2023 and 2024. Due to the transition of the Chief Financial Officer position during 2022, the information for other NEOs in the tables below includes all compensation paid to both Mr. Kirchmann and Mr. Patel during 2022.
Pay Versus Performance Table

Year	Summary Compensation Table Total for Anne Olson(1) ($)	Compensation Actually Paid to Anne Olson(2) ($)	Summary Compensation Table Total for Mark Decker(3) ($)	Compensation Actually Paid to Mark Decker(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(4) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) $ in thousands	Core FFO per Diluted Share ($)
							Total Shareholder Return(5)	Peer Group Shareholder Return(5)
2024	2,992,339	3,558,967	—	—	1,615,342	1,857,451	112	118	(19,660)	4.88
2023	2,209,687	2,070,326	3,561,754	2,515,662	1,607,336	1,560,425	92	97	34,897	4.78
2022			2,012,036	(1,803,086)	921,797	108,718	94	102	(20,537)	4.43
2021			2,307,770	5,287,904	1,244,209	2,521,725	159	149	(6,457)	3.99
2020			1,675,270	2,013,950	918,138	1,071,048	100	92	(1,790)	3.78
______________________________________
(1)Anne Olson was our CEO for a portion of 2023 from March 31, 2023 to December 31, 2023.
(2)SEC rules require certain adjustments to be made to the Summary Compensation Table totals to determine compensation actually paid as reported in the Pay Versus Performance table. Compensation actually paid does not necessarily represent cash or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general compensation actually paid is calculated as Summary Compensation Table total compensation, adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date), and dividends paid on restricted stock units as such calculations are shown in detail in the table below. NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. The following table details these adjustments.
The fair value of equity awards includes the value of restricted stock units (“RSU”), stock options, and performance-based restricted stock units (“PSU”). The measurement date fair value of RSUs was determined based on the market price of our common shares on the measurement date. The measurement date fair value of stock options was determined using a Black-Scholes valuation model. The measurement date fair value of PSUs was determined using a Monte Carlo fair value simulation model.

Year	Executives	Summary Compensation Table Total ($)	Subtract LTIP Stock Awards and Stock Option Awards ($)	Add Year-End Equity Fair Value ($)	Change in Fair Value of Prior Equity Awards ($)	Change in Fair Value of Vested Equity Awards ($)	Dividend Equivalents Paid on Vested Equity Awards ($)	Compensation Actually Paid ($)
2024	Anne Olson (PEO)	2,992,339	(1,406,599)	1,790,070	241,813	(69,850)	11,194	3,558,967
	Non-PEO NEOs	1,615,342	(489,270)	622,656	142,331	(40,211)	6,603	1,857,451
2023	Anne Olson (PEO)	2,209,687	(1,008,431)	962,493	(26,982)	(76,287)	9,846	2,070,326
	Mark Decker (PEO)	3,561,754	(1,274,356)	49,803	(27,379)	171,239	34,601	2,515,662
	Non-PEO NEOs	1,607,336	(568,799)	539,122	(19,972)	771	1,967	1,560,425
2022	PEO	2,012,036	(1,234,306)	349,746	(2,642,404)	(394,893)	106,735	(1,803,086)
	Non-PEO NEOs	921,797	(416,117)	130,466	(454,443)	(111,155)	38,170	108,718
2021	PEO	2,307,770	(1,135,660)	2,192,188	1,659,253	183,105	81,248	5,287,904
	Non-PEO NEOs	1,244,209	(483,787)	933,871	688,858	86,341	52,233	2,521,725
2020	PEO	1,675,270	(784,668)	1,072,268	83,811	(97,318)	64,587	2,013,950
	Non-PEO NEOs	918,138	(323,471)	442,029	55,363	(55,568)	34,557	1,071,048

______________________________________
(3)Mr. Decker was our CEO during 2020, 2021, 2022, and a portion of 2023 from January 1, 2023 to March 31, 2023.
(4)Our non-PEO NEOs included: (a) Ms. Olson, who was the Chief Operating Officer and General Counsel during 2020, 2021 and 2022; (b) Mr. Kirchmann, who was the Chief Financial Officer during 2020, 2021 and a portion of 2022 from January 1, 2022 to January 10, 2022; and (c) Mr. Patel, who was the Chief Financial Officer during a portion of 2022 from January 10, 2022 to December 31, 2022, 2023 and 2024. For 2022, amounts include all compensation paid to both Mr. Kirchmann and Mr. Patel.
(5)TSR is determined based on the value of an initial fixed investment of $100. Our TSR peer group consists of the FTSE Nareit Equity Apartments Index.
Relationship Between Compensation Actually Paid and Performance Measures
The table above shows the alignment between compensation actually paid to the NEOs and our performance, which we believe is consistent with our compensation philosophy as described within the Compensation Discussion and Analysis section. A large portion of the NEO’s compensation is tied to our TSR performance. Therefore, each NEO’s compensation generally increased when our TSR performance increased but declined when our TSR performance decreased. While we are required to disclose our net income (loss) for each covered fiscal year, this is not a metric used in our compensation program at this time. The charts below show the relationship of the PEO’s compensation actually paid and other NEO’s average compensation actually paid over the past five years and (1) our TSR of the FTSE Nareit Equity Apartments Index, our peer group for this purpose; (2) our Core FFO per diluted share; and (3) Net Income (Loss).

Compensation Actually Paid vs Net Income (Loss)
7,500,000
5,000,000
2,500,000
—
(2,500,000)
(5,000,000)
Compensation Actually Paid
40,000
20,000
—
(20,000)
(40,000)
Net Income (Loss) (in thousands)
2020
2021
2022
2023
2024
Compensation Actually Paid to Mark Decker (PEO)
Compensation Actually Paid to Anne Olson (PEO)
Compensation Actually Paid to Non-PEO NEOs
Net Income (Loss)

Listed below are the most important financial performance measures we used in 2024 to link NEO compensation to our performance. The performance measures are not necessarily listed in order of importance.

Important Financial Performance Measures
Total shareholder return
Core FFO per diluted share
Same-store NOI growth
Adjusted EBITDA margin

PROPOSAL 3: APPROVAL OF THE CENTERSPACE 2025 INCENTIVE PLAN
Description of Proposal
We currently have in effect the 2015 Amended and Restated Incentive Plan (the “2015 Plan”). The 2015 Plan permits our Compensation Committee and/or our Board of Trustees to grant incentive awards in the form of restricted stock, cash bonuses, stock bonuses and other performance or incentive awards that can be paid in cash, common shares or a combination thereof. The 2015 Plan was first adopted by the Board in March 2015 and approved by shareholders in September 2015. The Board adopted an amended and restated version of the 2015 Plan in March 2020, which was approved by shareholders in May 2020. As amended, the 2015 Plan expires on, and no further awards may be granted under the plan after, June 23, 2025.
On March 7, 2025, the Board adopted the 2025 Incentive Plan (the “2025 Plan”) to be effective June 1, 2025, subject to the approval of our shareholders. The 2025 Plan is intended to replace the 2015 Plan, which will expire on June 23, 2025. If the shareholders approve the 2025 Plan, no additional awards will be granted under the 2015 Plan after June 1, 2025. If the 2025 Plan is not approved by shareholders, then the 2015 Plan will remain in place, and awards will continue to be granted pursuant to the terms of the 2015 Plan until its expiration.
The Board believes that the 2015 Plan has benefited, and the 2025 Plan will benefit, us by: (i) assisting in recruiting and retaining individuals, including key employees, members of the Board and consultants, with high ability and initiative, (ii) providing incentives for employees and other individuals who provide valuable services and (iii) aligning the interests of participants with those of our shareholders, as the value of equity awards is linked to the market value of our common shares.
The following is a summary of the material features of the 2025 Plan, which is qualified in its entirety by reference to the full text of the 2025 Plan, a copy of which is attached as Appendix B to this Proxy Statement.
Required Vote
The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to approve the 2025 Incentive Plan.
Vote Recommended
The Board recommends that shareholders vote on FOR the approval of the 2025 Incentive Plan as disclosed in this Proxy Statement.
Administration of the 2025 Plan
The 2025 Plan will be administered by the Compensation Committee, except with respect to awards to non-employee trustees, in which case the 2025 Plan will be administered by the full Board. References in this summary to the “Administrator” include the Compensation Committee and, with respect to awards made to non-employee trustees, the Board.
The Administrator has the authority to grant awards under the 2025 Plan, determine the eligible individuals who will receive awards, determine the type of awards granted, specify the terms and conditions that govern each award, and approve the number of common shares subject to any award.
No awards have been made under the 2025 Plan, and the Administrator does not intend to grant awards under the 2025 Plan until the shareholders have approved the 2025 Plan. Any awards anticipated to be granted under the 2025 Plan have not been finally determined, although the general terms of those awards are expected to be consistent with the description of the Company’s compensation practices set forth in the section entitled “Compensation Discussion and Analysis.” Because awards under the 2025 Plan will be made at the Administrator’s discretion, we are unable to determine who will be selected to receive awards or the type, size or terms of the awards that may be granted under the 2025 Plan.
Eligibility

The following are eligible to receive award grants under the 2025 Plan: (1) an employee of either the Company, Centerspace, LP, or any of their affiliates; (2) a member of the Board; and (3) a consultant who is an individual and provides bona fide services to either the Company, Centerspace, LP, or any of their affiliates (other than in connection with the offer, sale or promotion of Company securities).
Share Authorization
The maximum aggregate number of common shares that may be issued under the 2025 Plan is 650,000 common shares. As of March 20, 2025, of the 775,000 common shares authorized under the 2015 Plan, approximately 363,779 common shares remained available for awards under the 2015 Plan.
In determining the number of shares to include in the 2025 Plan, the Board reviewed an analysis prepared by the Compensation Committee’s independent compensation consultant, which included an analysis of, among other things, burn rate, dilution, overhang metrics, the expected plan duration, cost of the 2025 Plan, as well as best market practices and trends. The Board believes this share request will be sufficient to provide competitive equity grants to participants in the 2025 Plan over the next few years and will not be overly dilutive based on general market standards.
In connection with stock splits, stock dividends, recapitalizations and certain other events, the Board will make adjustments that it deems appropriate in the aggregate number of common shares that may be issued under the 2025 Plan, as well as the terms of outstanding awards and the per individual grant limitations (described below under “Individual Award Limitations”).
If any stock awards or stock unit awards are forfeited, terminated, expired, cancelled, surrendered or settled in cash without the issuance of shares, the common shares subject to such awards, to the extent of the forfeiture, termination, expiration, cancellation, surrender or cash settlement, will again be available for awards under the 2025 Plan. Any shares that are tendered or withheld from the settlement of an award to satisfy a tax withholding obligation under an award will not be available for future awards granted under the 2025 Plan.
No awards have been issued under the 2025 Plan.
Individual Award Limitations
The 2025 Plan provides that no participant may be granted or awarded, in any calendar year: (1) stock awards and stock unit awards covering more than 100,000 common shares or (ii) incentive awards that provide for a total payment (in cash or common shares) exceeding $7,500,000. Similarly, non-employee Trustees shall not be granted awards in any calendar year exceeding $1,000,000 in total value (calculating the value of any such awards based on the grant date fair value for financial reporting purposes).
Types of Awards
The Administrator will have the authority to grant stock awards, stock unit awards and incentive awards under the 2025 Plan. The 2025 Plan generally provides that no award will become fully earned or vested or its requirements fully satisfied before the first anniversary of the date of grant. However, the Administrator may accelerate the time of vesting or settlement of an award if the participant’s employment or service is terminated or if the award has been outstanding for at least one year. In addition, the Administrator may accelerate the time of vesting or settlement of awards of up to 30,000 common shares without regard to the one-year requirement.
In addition, a participant may not sell or dispose of the shares acquired under an award except in compliance with the Company’s Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy. See “Compensation Discussion and Analysis — Equity Ownership and Retention Policy” for more information on the current policy.
Share Awards
Like the 2015 Plan, the 2025 Plan provides for the grant of share awards. A share award is an award of common shares that will be subject to restrictions as the Administrator determines on the date of grant and consistent with the terms of the 2025 Plan, including the vesting requirements described above. The vesting requirements and/or restrictions may be stated with reference to one or more performance objectives. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Administrator may determine.
A participant who receives a share award will have all the rights of a shareholder as to those shares underlying the award, including the rights to vote and receive distributions on the shares. However, if the stock award does not vest solely based on continued employment or service, distributions payable on the shares underlying the award will be paid when, and only to the extent that, the award vests. A participant will be prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of the shares underlying a share award until the award vests.
Share Unit Awards
Like the 2015 Plan, the 2025 Plan provides for the grant of share unit awards. A share unit award is an award of share units, which represent the participant’s right to receive an equal number of common shares or an amount based on the value of the common shares, or a combination of both, when the requirements established by the Administrator, consistent with the terms of the 2025 Plan, including the vesting requirements described above, are satisfied.
The Administrator will determine the applicable performance period, the performance objective(s) determined by the Administrator, and such other conditions that apply to the share unit award on the date of grant. To the extent the performance objective(s) and other requirements are met, share unit awards will be earned and paid in cash, common shares, or a combination of both.
A participant who receives a share unit award will not have any rights of a shareholder as to any shares underlying the award until, and only to the extent that, the share unit award is earned and common shares are issued in payment of the award. However, the Administrator may, at the time the award is granted, provide a participant the right to receive distribution equivalents on the shares underlying the award. Distribution equivalents are payments equal to the ordinary cash distributions that would otherwise be paid on issued and outstanding common shares. The payment of distribution equivalents may be paid in cash, common shares, or a combination of both, and may be subject to such terms, conditions, restrictions and/or limitations as the Administrator may decide. However, if a share unit award does not vest solely based on continued employment or service, distribution equivalents payable on the award will be accumulated and paid, without interest, when, and only to the extent that, the share unit award vests.
Incentive Awards
Like the 2015 Plan, the 2025 Plan also provides for the grant of incentive awards. An incentive award represents a participant’s right to earn a payment when the terms and conditions established by the Administrator at the time of grant, consistent with the terms of the 2025 Plan, including the vesting requirements described above, are satisfied.
The Administrator will determine the applicable terms and conditions applicable to the incentive award, which may include continued employment for a specified period, performance objective(s), or such other conditions determined by the Administrator. To the extent the terms and conditions are met, incentive awards will be earned and paid in cash, common shares or a combination of both.
A participant who receives an incentive award will not have any rights of a shareholder as to any shares underlying the award until, and only to the extent that, the incentive award is earned and common shares are issued in payment of the award.
Stock Options
Like the 2015 Plan, the 2025 Plan provides for the grant of stock options, which include both incentive stock options (“ISOs”) and non-qualified stock options. ISOs are awards that are designated as an ISO and that is intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provision). Non-qualified stock options are awards that are not intended to meet the requirements of Code Section 422.
The Administrator shall, on the grant date of the Award, designate participants to whom a stock option award is to be granted and shall specify the number of common shares covered by the award as well as any terms, conditions and restrictions applicable to such award. The Administrator, on the grant date, shall specify to what extent award of a stock option award will be earned upon the satisfaction of certain requirements as set forth in the award agreement. By way of example and not of limitation, the requirements may (i) postpone exercisability, vesting or both of the stock option award until the attainment of performance objectives prescribed by the Administrator, including objectives stated with respect to performance goals, or (ii) provide that the stock option award will be forfeited if the participant separates from the service of the Company and its affiliates before the expiration of a stated term. The period for determining whether such requirements are satisfied shall be at least one year.
The exercise price for a stock option award shall be determined by the Administrator and shall be specified in the award agreement evidencing such stock option award; provided, however, that the exercise price must be at least equal to 100% of the fair market value of a common share as of the stock option’s date of grant, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of ISOs, Code Section 424). Substitute Awards are those granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by the Company or other entity acquired by the Company or any affiliate or with which the Company or any affiliate combine.
The term of a stock option shall be determined by the Administrator; provided, however, that no stock option shall be exercisable later than the tenth anniversary of its date of grant. A stock option shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Administrator shall in each instance approve, which terms and restrictions need not be the same for each grant or for each participant.
A stock option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Administrator, or by complying with any alternative procedures authorized by the Administrator, setting forth the number of common shares with respect to which the stock option is to be exercised, accompanied by full payment for the common shares. A condition of the issuance of the common shares as to which a stock option shall be exercised shall be the payment of the exercise price and any applicable withholding taxes. The exercise price of any exercised stock option shall be payable to the Company in accordance with one of the following methods to the extent permitted under a participant’s applicable award agreement as determined by the Administrator in its discretion on the date of grant:
(a) In cash or its equivalent;
(b) By tendering (either by actual delivery or by attestation) previously acquired common shares having an aggregate fair market value at the time of exercise equal to the exercise price;
(c) By a cashless (broker-assisted) exercise;
(d) By authorizing the Company to withhold shares of common stock otherwise issuable upon the exercise of the Option having an aggregate fair market value at the time of exercise equal to the exercise price;
(e) By any combination of (a), (b), (c) or (d); or
(f) By any other method approved or accepted by the Administrator.
Notwithstanding any provision of the 2025 Plan to the contrary, a stock option granted in the form of an ISO to a participant shall be subject to the following rules:
(a) An option shall constitute an ISO only if the participant receiving the option is an employee and only if the employee is employed by the Company, or a parent or subsidiary corporation within the meaning of Code Section 424, and only to the extent that (i) it is so designated in the applicable award agreement and (ii) the aggregate fair market value (determined as of the stock option’s date of grant) of the common shares with respect to which ISOs held by the participant first become exercisable in any calendar year (under the Amended and Restated 2015 Plan and all other plans of the Company and its affiliates) does not exceed $100,000. To the extent a stock option granted to a participant exceeds this limit, the stock option shall be treated as a non-qualified stock option.
(b) No participant may receive an ISO under the 2025 Plan if, immediately after the grant of such Award, the participant would own shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an affiliate, unless (i) the exercise price for that ISO is at least 110% of the fair market value of the common shares subject to that ISO on the grant date and (ii) that stock option shall expire no later than five years after its date of grant.
(c) For purposes of continued service by a participant who has been granted an ISO, no approved leave of absence may exceed three months unless re-employment upon expiration of such leave is provided by statute or contract. If re-employment is not so provided, then on the date six months following the first day of such leave, any ISO held by the participant shall cease to be treated as an ISO and shall be treated for tax purposes as a non-qualified stock option.
(d) If an ISO is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such stock option shall thereafter be treated as a non-qualified stock option.
(e) Each participant awarded an ISO shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any common shares acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such common shares before the later of (i) two years after the date of grant of the ISO or (ii) one year after the date of exercise of the ISO.
No participant shall, as a result of receiving a stock option, have any rights as a shareholder of the Company until, and then only to the extent that, the participant exercises the stock option and common shares are issued upon such exercise to the participant. After a stock option is exercised and settled by the issuance of common shares, a participant will have all the rights of a shareholder as to such common shares.
A participant may not sell or dispose of the shares of common stock issued in settlement of a stock option except in compliance with the Company’s Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy, and no dividends or dividend equivalents shall accrue on or be payable under a stock option.
Stock Appreciation Rights
Like the 2015 Plan, the 2025 Plan provides for the grant of a Stock Appreciation Right (“SAR”), which entitles the participant to receive cash or common shares equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Administrator. The Administrator, on the grant date, shall specify to what extent the SARs will be earned upon the satisfaction of certain requirements as set forth in the award agreement. By way of example and not of limitation, the requirements may (i) postpone exercisability, vesting, or both of the SARs until the attainment of performance objectives prescribed by the Administrator, including objectives stated with respect to performance goals, or (ii) provide that the SAR will be forfeited if the participant separates from the service of the Company and its affiliates before the expiration of a stated term. Except for certain exceptions as provided in the 2025 Plan, the period for determining whether such requirements are satisfied shall be at least one year.
The grant price for each grant of a SAR shall be determined by the Administrator and shall be specified in the award agreement evidencing the SAR; provided, however, that the grant price must be at least equal to 100% of the fair market value of a common share as of the date of grant, except in the case of Substitute Awards. The term of a SAR shall be established by the Administrator but shall not exceed 10 years. A SAR shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Administrator shall in each instance approve, which terms and restrictions need not be the same for each grant or for each participant.
Upon the exercise of a SAR, pursuant to a notice of exercise properly completed and submitted to the Company, a participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a) The excess of the fair market value of a share on the date of exercise over the grant price.
(b) The number of common shares with respect to which the SAR is exercised.
Payment shall be made in cash, shares or a combination thereof as provided for under the applicable award agreement.
No participant shall, as a result of receiving a SAR, have any rights as a shareholder of the Company until, and then only to the extent that, the participant exercises the SAR and common shares are issued upon such exercise to the participant. After a SAR is exercised and settled by the issuance of common shares, a participant will have all the rights of a shareholder as to such common shares. A participant may not sell or dispose of the common shares issued in settlement of a SAR except in compliance with the Company’s Policy Regarding Share Ownership and Retention (or other similar or replacement policy). No dividends or dividend equivalents shall accrue on or be payable under a SAR.
Other Equity-Based Awards.
Unlike the 2015 Plan, the 2025 Plan provides for the grant of other types of equity-based awards, including LTIP Units. Other equity-based awards are payable in cash, common stock or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by the Administrator. The terms and conditions that apply to other equity-based awards are determined by the Administrator.
LTIP Units may be issued only if authorized under the partnership agreement of our Operating Partnership (which has not yet occurred). Upon approval of an amendment to the partnership agreement of our Operating Partnership to authorize the issuance of LTIP Units, the LTIP Units are anticipated to be a special class of OP Units. We will not receive a tax deduction with respect to the grant, vesting or exchange of any LTIP Unit. The vesting period for any LTIP Units, if any, will be determined at the time of issuance. We anticipate that under the terms of the partnership agreement of our Operating Partnership, as amended, each LTIP Unit, whether vested or not, will receive the same quarterly per unit profit distribution as the other outstanding OP Units, which profit distribution will generally equal the per share distribution on a share of our common stock. Initially, each LTIP Unit will have a capital account of zero and, therefore, the holder of the LTIP Unit would receive nothing if our Operating Partnership were liquidated immediately after the LTIP Unit is awarded. However, we expect that the limited partnership agreement of our Operating Property will require that “book gain” or economic appreciation in the assets realized by our Operating Partnership, whether as a result of an actual asset sale or upon the revaluation of the assets, as permitted by applicable regulations promulgated by the U.S. Treasury Department, or Treasury Regulations, be allocated first to LTIP Units until the capital account per LTIP Unit is equal to the capital account per unit of our Operating Partnership. The applicable Treasury Regulations provide that assets of our Operating Partnership may be revalued upon specified events, including upon additional capital contributions by us or other partners of our Operating Partnership or a later issuance of additional LTIP Units.
Change in Control
In the event a “change in control” occurs (as defined below), the Administrator may, at its discretion, require outstanding share awards, share unit awards, incentive awards, stock options, and SARs be assumed by the surviving entity or replaced by a comparable substitute award of substantially equal value issued by the surviving entity.
If awards are not assumed or replaced with substitute awards, the Administrator may provide that: (1) share awards become vested in full; (2) share unit awards become earned in full and paid in vested common shares; (3) incentive awards become earned, in whole or in part, in accordance with the terms of the award; and (4) stock options and SARs become earned in full in accordance with the terms of the award. In addition, the Administrator may provide that share unit awards and incentive awards be canceled and exchanged for payment in cash, common shares, or other securities received by the Company’s shareholders in the change in control transaction equal to the price per share received by shareholders for each common shares in the change in control transaction.
In summary, a “change in control” under both the 2015 Plan and the 2025 Plan occurs if:

•a person, entity or group (with certain exceptions) acquires, in a transaction or series of transactions, the beneficial ownership of at least 35% of the Company’s combined voting power;
•the Company engages in a merger, consolidation, reorganization or other business combination or sells or disposes of all or substantially all of the Company’s assets whereby the voting securities of the Company immediately prior to such transaction will not represent 50% or more of the combined voting power of the successor entity’s voting securities immediately after the transaction;
•the Company’s shareholders approve a plan of liquidation or dissolution of the Company; or
•individuals who, at the beginning of such period, constitute the Board, together with any new trustees whose nomination or election was approved by a majority of the trustees then on the Board (other than individuals who become trustees in connection with an election contest or third-party solicitation of proxies) cease for any reason to constitute a majority of the Board.
The Code has special rules that apply to “parachute payments,” which is compensation paid due to a change in control. This may include payments due to awards granted under the 2015 Plan or the Amended 2025 Plan, together with payments under other plans and agreements. If the total amount of parachute payments exceeds a safe harbor amount prescribed by the Code, the recipient will be liable for a 20% excise tax on that portion of the parachute payments which exceed the safe harbor amount, and the Company will not be allowed to claim a federal income tax deduction for such portion of the parachute payments.
The 2015 Plan and the 2025 Plan provide that parachute payments under the plan will be reduced if, and only to the extent that, a reduction will allow a participant to receive a greater net after tax amount than a participant would receive otherwise. However, the benefits will not be reduced, and the participant will receive all of the parachute payments, if the participant will receive a greater after-tax benefit, taking into account the excise tax payable by the participant, by receiving all of the parachute payments. The 2015 Plan and the 2025 Plan provide that these provisions do not apply to a participant who, under an agreement with the Company or the terms of another plan, is not permitted to receive parachute payments in excess of the safe harbor amount.
Return of Awards; Repayment
The 2015 Plan and the 2025 Plan provide that all awards, and all payments under awards, are subject to any policy that the Company adopts requiring the return or repayment of benefits, i.e., a clawback policy. To the extent required by such policy, as in effect on the date the award is granted, the date of payment or the date the award became vested or earned, a participant will be required to return any award issued and repay any payment previously made with respect to an award.
Amendment; Termination
The 2025 Plan may be amended or terminated by the Board at any time. However, shareholder approval will be required if an amendment: (1) materially increases the aggregate number of shares that may be issued under the plan (other than adjustments permitted under the Plan); (2) materially increases the benefits accruing to participants under the plan; (3) materially changes the class of individuals eligible to become participants under the plan; or (4) is required to be approved by the shareholders under applicable law or by the New York Stock Exchange shareholder approval rules.
No amendment may, without the participant’s consent, adversely affect the rights of the participant under outstanding awards.
The 2025 Plan provide that no awards may be granted under the plan after June 1, 2035, although awards granted on or before such date shall remain subject to their terms notwithstanding the expiration of the 2025 Plan.
Federal Tax Consequences
Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.
Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO, if the disposition occurs before the applicable ISO holding periods set forth in the Code have been satisfied.
Share Awards. Recipients of grants of restricted shares (including performance shares) generally will be required to include as taxable ordinary income the fair market value of the restricted shares at the time they are no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election (an election permitted under Code Section 83(b)) within 30 days of the date of grant of the restricted share will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted share (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of grant, and the tax basis will be equal to the fair market value of the shares on the date of grant (determined without regard to the forfeiture restrictions on the shares). In the case of restricted shares that vest solely based on continued employment and for which an 83(b) election has not been made, if the award permits dividends to be paid as and when dividends are declared on the underlying shares, such dividends will be taxed as ordinary income. In the case of performance share awards that permit dividends to accrue while the restricted share is subject to a substantial risk of forfeiture, such dividends will be paid if and when the underlying stock vests and will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion. No Participant may make an election under Section 83(b) of the Code with respect to the grant, vesting or settlement of an award under the Plan without the written consent of the Company, which consent may be granted or withheld in the sole discretion of the Company.
Share Unit Awards and Other Awards. Recipients of grants of restricted share units (including performance share units) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. In the case of a restricted share unit award that vests based solely on continued employment or service, if such award permits the payment of dividend equivalent amounts as and when dividends are declared on the underlying shares, such dividend equivalent amounts will be taxed as ordinary income. In the case of a performance unit award, if such award permits dividend equivalent amounts to accrue while the award is subject to a substantial risk of forfeiture, such dividend equivalent amounts will be paid if and when the underlying share unit vests and will also be taxed as ordinary income. Cash or shares to be received pursuant to any other share-based award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

LTIP Units. Recipients of an LTIP Units will not incur any federal income tax liability at the time the LTIP Units are granted. Recipients of LTIP Units that are subject to vesting may make an 83(b) election with respect to the LTIP Units and will not incur any federal income tax liability associated with making the election or at the time that the LTIP Units vest. Recipients of LTIP Units generally will be subject to the same tax treatment as holders of OP Units with certain exceptions and will be treated as a partner in our Operating Partnership with respect to the LTIP Units. A description of the tax treatment of partners in partnerships is beyond the scope of this discussion. The holding period for purposes of terming whether a holder of an LTIP Unit is entitled to long-term or short-term gain on disposition generally begin on the date of grant. We will not receive a tax deduction with respect to the grant, vesting or exchange of any LTIP Unit.
Income Tax Deduction and Limitations. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Amended and Restated 2015 Plan. However, Code Section 162(m) prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain specified executive officers. The 2017 Tax Act, which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m), which became effective for taxable years beginning on and after January 1, 2018. The 2017 Tax Act eliminated the exception to the deduction limit for qualified performance-based compensation and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. Therefore, compensation paid to a covered executive annually under the Amended and Restated 2015 Plan in excess of $1 million generally will not be deductible.
Section 16 Delay. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified stock option, an ISO (for purposes of the AMT only), a SAR or a restricted share unit, and any restricted shares that vest, may be treated as restricted property for purposes of Code Section 83 if the recipient has had a non-exempt acquisition of common shares of the Company within the six months prior to the exercise, payout, or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period unless a Section 83(b) election is made to recognize income as of the date the shares are received.
Parachute Tax. Any acceleration of the vesting or payment of awards under the 2025 Plan in the event of a “change in control” of the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company. See the discussion above under the section entitled “Change in Control.”
Section 409A. We intend to administer the 2025 Plan so that awards will be exempt from, or will comply with, the requirements of Code Section 409A; however, we do not warrant that any award under the 2025 Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local or foreign law.
The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2025 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2025 Plan. We strongly encourage participants to consult with their individual tax advisors to determine the applicability of the tax rules in their personal circumstances to the awards granted to them under the 2025 Plan.

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
Description of Proposal
The Audit Committee has approved the selection of Grant Thornton LLP (“Grant Thornton”) to serve as our independent auditor for the year ending December 31, 2025.
As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. If this selection of auditors is not ratified by the shareholders at the Annual Meeting, the Audit Committee will review its future selection of independent auditors.
We expect that representatives of Grant Thornton will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
Required Vote
The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to ratify the selection of Grant Thornton as our independent auditor for the year ending December 31, 2025.
Vote Recommended
The Board recommends that you vote FOR the ratification of the selection of Grant Thornton as our independent auditor for the year ending December 31, 2025.

ACCOUNTING AND AUDIT COMMITTEE MATTERS
Fees Paid to our Independent Auditor
The following table summarizes the aggregate fees incurred for the audit and other services provided by Grant Thornton for the year ended December 31, 2024. These amounts include reimbursed expenses. The Audit Committee approves in advance all fees paid to, and services provided by, our independent registered public accounting firm. The Audit Committee has considered the services provided by Grant Thornton in 2024 and has determined that all such services were compatible with maintaining Grant Thornton’s independence.

	2024	2023
Audit Fees	$587,600	$556,400
Audit-Related Fees	$143,000	$33,800
Tax Fees	—	—
All Other Fees	—	—
Total	$730,600	$590,200
Audit Fees: This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with regulatory filings, such as consents and assistance with and reviews of documents filed with the SEC.
Audit-Related Fees: This category consists of assurance and related services provided by the independent auditor that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category generally include fees for benefit plan audits and comfort letters.
Tax Fees: This category consists of professional services rendered by the independent auditor primarily in connection with our tax compliance activities, including the preparation of tax returns and technical tax advice related to the preparation of tax returns.
All Other Fees: This category consists of fees for other permissible services that do not meet the above category descriptions.

REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.
The Audit Committee currently is composed of three independent trustees, Mary J. Twinem (Chair), Jeffrey P. Caira, and Emily Nagle Green. The Board has determined that each of the Audit Committee members meets the independence and experience requirements of the rules and regulations of the NYSE and SEC, as currently applicable to the Company.
Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) and for management’s report on internal control over financial reporting. Our independent registered public accounting firm, Grant Thornton LLP, is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes.
The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. In the course of fulfilling its oversight responsibilities, the Audit Committee met with both management and Grant Thornton LLP to review and discuss the audited financial statements. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with Grant Thornton LLP matters required to be discussed pursuant to applicable Public Company Accounting Oversight Board (“PCAOB”) standards, including the reasonableness of judgments and the clarity and completeness of financial disclosures.
In addition, the Audit Committee discussed with Grant Thornton LLP matters relating to its independence and has received from Grant Thornton LLP the written disclosures and letter required by applicable requirements of the PCAOB and the Commission regarding the independent auditor’s communications with the Audit Committee concerning independence.
The Audit Committee pre-approves all services provided to us by the independent auditor, and the related fees for such services, and has concluded that all such services provided in 2024 were compatible with the auditors’ independence. See “Proposal 4: Ratification of Selection of Independent Auditor” for more information regarding fees paid to our independent auditors for services in 2024 and 2023.
During 2024, the Audit Committee continued to monitor and review the internal auditor’s ongoing testing of the effectiveness of the Company’s internal controls. The findings of the internal auditor were reported to the Audit Committee on a quarterly basis. Grant Thornton LLP, as part of its audit of the Company’s financial statements for 2024, independently reviewed our internal controls.
On the basis of the reviews and discussions the Audit Committee has had with Grant Thornton LLP, our internal auditor, and management, the Audit Committee recommended to the Board of Trustees that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ended December 31, 2025. The Board of Trustees has concurred in that appointment and has presented the matter to our shareholders for ratification.
Submitted by the Audit Committee of the Board:
Mary J. Twinem (Chair)
Jeffrey P. Caira
Emily Nagle Green

SHAREHOLDER PROPOSALS AND TRUSTEE NOMINATIONS
We did not receive a request from any shareholder that a matter be submitted to a vote at the Annual Meeting or that a trustee nominee be included in this Proxy Statement.
Shareholders who wish to submit a shareholder proposal for inclusion in our proxy statement for the 2026 annual meeting of shareholders must comply with the requirements as to form and substance established by the SEC and set forth in Rule 14a-8 and Rule 14a-19 of the Exchange Act, including delivering the required materials to our Secretary at the following address: Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988, no later than by December 5, 2025 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to be included in our proxy statement and form of proxy for such meeting pursuant to Rule 14a-8 of the Exchange Act.
Shareholders who wish to submit a shareholder proposal outside of the processes of Rule 14a-8 and Rule 14a-19 of the Exchange Act, but rather in compliance with Article III, Section 6(A) of our Bylaws, must comply with the requirements of the Bylaws, including delivering the required materials to our Secretary at the above address no earlier than the close of business on January 14, 2026 and no later than the close of business on February 13, 2026. If we receive such notice after February 13, 2026, then such notice will be considered untimely. Shareholder proposals submitted in this manner will not be included in our proxy statement or form of proxy. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Shareholders who wish to propose a trustee nominee for the 2026 annual meeting of shareholders must comply with Article III, Section 6(B) of our Bylaws, including delivering the required materials to our Secretary at the following address: Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988. Nominations must be received by the Secretary no earlier than the close of business on January 14, 2026 and no later than the close of business on February 13, 2026. Such shareholder nominations will not be included in our proxy statement or form of proxy. For more information on recommending individuals for consideration as nominees to our Board of Trustees, see the discussion under “Corporate Governance and Board Matters—Trustee Nominations.”
HOUSEHOLDING OF PROXY MATERIALS
In accordance with notices that we sent to certain shareholders, we are sending only a single copy of its proxy materials or Notice of Availability of Proxy Materials, as applicable, to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing our common shares at two different brokerage firms, your household will receive two copies of our proxy materials, one from each brokerage firm.
If you received a householding mailing this year and you would like to have separate proxy materials mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to your broker or to our Investor Relations Department by mail to Investor Relations, Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988, or by calling Investor Relations between 8:30 a.m. and 5:00 p.m. Central Daylight Time at 1-952-401-6600. Similarly, you may also contact your broker or the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

COMMUNICATING WITH CENTERSPACE
If you would like to receive information about the Company, you may use one of the following methods:
1.The Company’s Internet site, located at www.centerspacehomes.com, contains information about us and our properties. Our investors site, located at ir.centerspacehomes.com, contains press releases, earnings releases, financial information, and stock quotes, as well as corporate governance information and links to our SEC filings. This Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024, are both available on ir.centerspacehomes.com.
2.To have information such as our latest quarterly or annual report mailed to you, please either call 1-952-401-6600 or send a request by email to “ir@centerspacehomes.com” or by mail to: Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988.
If you would like to contact the Company, please call Investor Relations at 1-952-401-6600, or send correspondence to: Investor Relations, Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988.
OTHER MATTERS
Our Board of Trustees does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this Proxy Statement. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion. If the meeting is adjourned or postponed, the persons named on the proxy can vote such shares at the adjournment or postponement as well.

By Order of the Board of Trustees
____________________________________________
Anne Olson
President, Chief Executive Officer and Secretary
April 4, 2025

Minot, North Dakota
Upon written request of any shareholder entitled to receive this Proxy Statement, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the consolidated financial statements, the notes thereto, and the financial statement schedules, as filed with the Securities and Exchange Commission. Any such request should be addressed to Investor Relations at Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988. This request must include a representation by the shareholder that as of March 20, 2025, the shareholder is entitled to vote at the Annual Meeting.

APPENDIX A
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)
This release contains certain non-GAAP financial measures. The non-GAAP financial measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The definitions and calculations of these non-GAAP financial measures, as calculated by us, may not be comparable to non-GAAP financial measures reported by other REITs that do not define each of the non-GAAP financial measures exactly as we do.
We provide certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or stabilized for substantially all of the periods being compared, and, in the case of newly-acquired or constructed communities, have achieved a target level of physical occupancy of 90%, or re-positioned communities when they have achieved stabilized operations. Non-same store communities are communities not owned or stabilized as of the beginning of the previous year, including re-positioned communities, and excluding communities held for sale and the non-multifamily components of mixed-use properties.
On the first day of each calendar year, we determine the composition of our same-store pool for that year and adjust the previous year, which allows us to evaluate the performance of existing apartment communities and their contribution to net operating income (“NOI”). We believe that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of our communities are performing year-over-year. We use this measure to assess whether or not we have been successful in increasing NOI, raising average rental revenue, renewing leases on existing residents, controlling operating costs, and making prudent capital improvements.
For the comparison of the years ended December 31, 2024 and 2023, two apartment communities and one apartment community, respectively, were non-same-store. Sold communities are included in “Dispositions,” while “Other properties” includes non-multifamily properties and the non-multifamily components of mixed-use properties.
Reconciliation of Operating Income (Loss) to Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which we define as total real estate revenues less property operating expenses, including real estate taxes. We believe that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that excludes gain (loss) on sale of real estate and other investments, impairment, depreciation and amortization, financing costs, property management expenses, casualty gains or losses, loss on litigation settlement, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.

	(in thousands, except percentages)
	Year Ended December 31,
	2024	2023	$ Change	% Change
Operating income	$20,475	$84,453	$(63,978)	(75.8)%
Adjustments:
Property management expenses	9,128	9,353	(225)	(2.4)%
Casualty loss	3,307	2,095	1,212	57.9%
Depreciation and amortization	106,450	101,678	4,772	4.7%
Impairment of real estate investments	—	5,218	(5,218)	(100.0)%
General and administrative expenses	17,802	20,080	(2,278)	(11.3)%
(Gain) loss on sale of real estate and other investments	577	(71,244)	71,821	*
Loss on litigation settlement	—	3,864	(3,864)	(100.0)%
Net operating income	$157,739	$155,497	$2,242	1.4%
Revenue
Same-store	$249,872	$241,989	$7,883	3.3%
Non-same-store	7,993	1,526	6,467	*
Other properties	2,589	2,600	(11)	(0.4)%
Dispositions	529	15,194	(14,665)	*
Total	260,983	261,309	(326)	(0.1)%
Property operating expenses, including real estate taxes
Same-store	99,365	96,785	2,580	2.7%
Non-same-store	2,584	448	2,136	*
Other properties	968	797	171	21.5%
Dispositions	327	7,782	(7,455)	*
Total	103,244	105,812	(2,568)	(2.4)%
Net operating income
Same-store	150,507	145,204	5,303	3.7%
Non-same-store	5,409	1,078	4,331	*
Other properties	1,621	1,803	(182)	(10.1)%
Dispositions	202	7,412	(7,210)	*
Total	$157,739	$155,497	$2,242	1.4%
* Not a meaningful percentage.
Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds from Operations and Core Funds from Operations
We believe that funds from operations (“FFO”), which is a non-GAAP financial measure used as a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding our operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time as implied by the historical cost convention of GAAP and the recording of depreciation and amortization.
We use the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:
•depreciation and amortization related to real estate;
•gains and losses from the sale of certain real estate assets;
•gains and losses from a change in control;
•impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decrease in the value of depreciable real estate held by the entity; and
•similar adjustments for partially owned consolidated real estate entities.
The exclusion in Nareit’s definition of FFO of gains and losses from the sale of real estate and impairment write-downs helps to identify the operating results of the long-term assets that form the base of our investments and assists management and investors in comparing those operating results between periods.

Due to the limitations of the Nareit FFO definition, we have made certain interpretations in applying the definition. We believe that all such interpretations not specifically identified in the Nareit definition are consistent with the definition. Nareit’s FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT’s main business are excluded from FFO, and a REIT has the option to exclude impairment write-downs of assets that are incidental to the main business.
While FFO is widely used by us as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund all cash needs, including our ability to service indebtedness or make distributions to shareholders.
Core funds from operations (“Core FFO”), a non-GAAP measure, is FFO adjusted for non-routine items or items not considered core to our business operations. By further adjusting for items that are not considered part of our core business operations, we believe that Core FFO provides investors with additional information to compare our core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income (loss), or any other GAAP measurement of performance, but rather should be considered an additional supplemental measure. Core FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to service indebtedness or make distributions to shareholders. Core FFO is a non-GAAP and non-standardized measure that may be calculated differently by other REITs and that should not be considered a substitute for operating results determined in accordance with GAAP.

	(in thousands, except per share and unit amounts)
	Year Ended December 31,
	2024	2023
Funds from Operations:
Net income (loss) available to common shareholders	$(19,660)	$34,897
Adjustments:
Noncontrolling interests – Operating Partnership and Series E preferred units	(3,635)	7,141
Depreciation and amortization	106,450	101,678
Less depreciation – non real estate	(327)	(322)
Less depreciation – partially owned entities	(98)	(80)
Impairment of real estate investments	—	5,218
(Gain) loss on sale of real estate	577	(71,240)
FFO applicable to common shares and Units	83,307	77,292

Adjustments to Core FFO:
Non-cash casualty loss	$2,432	$1,350
Interest rate swap amortization	712	936
Amortization of assumed debt	1,206	(212)
Severance and transition related costs	—	3,170
Loss on litigation settlement and associated trial costs(1)	37	4,270
Redemption of preferred shares	3,511	—
Other miscellaneous items(2)	(526)	(132)
Core FFO applicable to common shares and Units	90,679	86,674

FFO applicable to common shares and Units	83,307	77,292
Dividends to Series D preferred unitholders	640	640
FFO applicable to common shares and Units - diluted	$83,947	$77,932

Core FFO applicable to common shares and Units	$90,679	$86,674
Dividends to Series D preferred unitholders	640	640
Core FFO applicable to common shares and Units - diluted	$91,319	$87,314

Per Share Data
Income (loss) per common share - diluted	$(1.27)	$2.32
FFO per share and Unit - diluted	$4.49	$4.27
Core FFO per share and Unit - diluted	$4.88	$4.78
Weighted average shares and Units - diluted	18,694	18,271
______________________________________
(1)Consists of $37,000 in associated trial costs related to the litigation matter for the year ended December 31, 2024. Consists of $3.9 million loss on litigation settlement for a trial judgment entered against the Company and $406,000 in associated trial costs related to the litigation matter during the year ended December 31, 2023.
(2)Consists of (gain) loss on investments and one-time professional fees.

Reconciliation of Net Income (Loss) Available to Common Shareholders to Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain or loss on sale of real estate and other investments, impairment of real estate investments, gain or loss on extinguishment of debt, gain or loss on involuntary conversion and other non-routine items or items not considered core to business operations. We consider adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, financing costs, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP.

	Year Ended December 31,
	2024	2023
Net income (loss) attributable to controlling interests	$(11,328)	$41,326
Adjustments:
Dividends to Series D preferred unitholders	640	640
Noncontrolling interests – Operating Partnership and Series E preferred units	(3,635)	7,140
Income (loss) before noncontrolling interests – Operating Partnership	(14,323)	49,106
Adjustments:
Interest expense	37,225	36,373
Depreciation and amortization related to real estate investments	106,352	101,592
Impairment of real estate investments	—	5,218
Non-cash casualty loss (recovery)	2,432	1,350
Interest income	(1,962)	(843)
Gain (loss) on sale of real estate and other investments	577	(71,240)
Severance and transition related costs	—	3,170
Loss on litigation settlement and associated trial costs(1)	37	4,270
Other miscellaneous items(2)	(527)	(132)
Adjusted EBITDA	$129,811	$128,864
______________________________________
(1)Consists of $37,000 in associated trial costs related to the litigation matter for the year ended December 31, 2024. Consists of $3.9 million loss on litigation settlement for a trial judgment entered against the Company and $406,000 in associated trial costs related to the litigation matter during the year ended December 31, 2023.
(2)Consists of (gain) loss on investments and one-time professional fees.

APPENDIX B
CENTERSPACE
2025 INCENTIVE PLAN
DATED JUNE 1, 2025
B-i

ARTICLE I DEFINITIONS	B-1
1.1. ADMINISTRATOR	B-1
1.2. AFFILIATE	B-1
1.3. AWARD	B-1
1.4. AWARD AGREEMENT	B-1
1.5. BOARD	B-1
1.6. CHANGE IN CONTROL	B-1
1.7. CODE	B-2
1.8. COMMITTEE	B-2
1.9. COMMON STOCK	B-2
1.10. COMPANY	B-3
1.11. CONSULTANT	B-3
1.12. CONTROL CHANGE DATE	B-3
1.13. EXCHANGE ACT	B-3
1.14. EXERCISE PRICE	B-3
1.15. FAIR MARKET VALUE	B-3
1.16. GRANT PRICE	B-3
1.17. INCENTIVE AWARD	B-3
1.18. INCENTIVE STOCK OPTION	B-3
1.19. LTIP UNIT	B-3
1.20. NON-EMPLOYEE TRUSTEE	B-3
1.21. NONQUALIFIED STOCK OPTION	B-4
1.22. OTHER EQUITY-BASED AWARD	B-4
1.23. PARTICIPANT	B-4
1.24. PARTNERSHIP	B-4
1.25. PERFORMANCE GOAL	B-4
1.26. PLAN	B-5
1.27. STOCK APPRECIATION RIGHT	B-5
1.28. STOCK AWARD	B-5
1.29. STOCK OPTION	B-5
1.30. STOCK UNIT	B-5
1.31. STOCK UNIT AWARD	B-5
1.32. SUBSTITUTE AWARD	B-5
ARTICLE II ESTABLISHMENT AND PURPOSES	B-5
ARTICLE III ADMINISTRATION	B-6
ARTICLE IV ELIGIBILITY	B-6
4.1. GENERAL	B-6
4.2. GRANTS	B-6
ARTICLE V STOCK SUBJECT TO PLAN	B-6
5.1. SHARE ISSUED	B-6
5.2. AGGREGATE LIMIT	B-7
5.3. INDIVIDUAL LIMITATIONS	B-7
5.4. SHARE ADD-BACKS	B-7
ARTICLE VI STOCK AWARDS	B-7
6.1. AWARDS	B-7
B-ii

6.2. VESTING	B-8
6.3. SHAREHOLDER RIGHTS	B-8
6.4. DISPOSITION OF SHARES	B-8
ARTICLE VII STOCK OPTIONS	B-8
7.1. AWARDS	B-8
7.2. EARNING THE AWARD	B-8
7.3. EXERCISE PRICE	B-8
7.4. TERM OF STOCK OPTION	B-9
7.5. EXERCISE OF STOCK OPTION	B-9
7.6. PAYMENT OF EXERCISE PRICE	B-9
7.7. SPECIAL RULES REGARDING ISOs	B-9
7.8. SHAREHOLDER RIGHTS	B-10
7.9. DISPOSITION OF SHARES	B-10
7.10. DIVIDEND EQUIVALENTS	B-10
ARTICLE VIII STOCK APPRECIATION RIGHT	B-10
8.1. AWARDS	B-10
8.2. EARNING THE AWARD	B-10
8.3. GRANT PRICE	B-11
8.4. TERM OF SAR	B-11
8.5. EXERCISE OF SAR	B-11
8.6. NOTICE OF EXERCISE	B-11
8.7. SETTLEMENT OF SARs	B-11
8.8. SHAREHOLDERS RIGHTS	B-11
8.9. DISPOSITION OF SHARES	B-11
8.10. DIVIDEND EQUIVALENTS	B-11
ARTICLE IX STOCK UNIT AWARDS	B-12
9.1. AWARDS	B-12
9.2. EARNING THE AWARD	B-12
9.3. PAYMENT	B-12
9.4. SHAREHOLDER RIGHTS	B-12
9.5. DIVIDEND EQUIVALENTS	B-12
9.6. DISPOSITION OF SHARES	B-12
ARTICLE X INCENTIVE AWARDS	B-13
10.1. AWARDS	B-13
10.2. TERMS AND CONDITIONS	B-13
10.3. SETTLEMENT	B-13
10.4. SHAREHOLDER RIGHTS	B-13
10.5. DISPOSITION OF SHARES	B-13
ARTICLE XI OTHER EQUITY-BASED AWARDS	B-13
11.1. AWARD	B-13
11.2. TERMS AND CONDITIONS	B-13
11.3. PAYMENT AND SETTLEMENT	B-13
11.4. SHAREHOLDER RIGHTS	B-14
11.5. DISPOSITION OF SHARES	B-14
B-iii

ARTICLE XII ADJUSTMENT UPON CHANGE IN COMMON STOCK	B-14
ARTICLE XIII CHANGE IN CONTROL	B-15
13.1. IMPACT OF CHANGE IN CONTROL	B-15
13.2. ASSUMPTION UPON CHANGE IN CONTROL	B-15
13.3. CASH-OUT UPON CHANGE IN CONTROL	B-15
13.4. CERTAIN REDUCTION OF PARACHUTE PAYMENTS	B-15
ARTICLE XIV COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES	B-16
ARTICLE XV GENERAL PROVISIONS	B-17
15.1. EFFECT ON EMPLOYMENT OR SERVICE	B-17
15.2. UNFUNDED PLAN	B-17
15.3. TRANSFERABILITY	B-17
15.4. REIT STATUS	B-17
15.5. SECTION 83(B) ELECTIONS	B-17
15.6. RULES OF CONSTRUCTION	B-17
15.7. EMPLOYEE STATUS	B-18
15.8. WITHHOLDING TAXES	B-18
15.9. RETURN OF AWARDS; REPAYMENT	B-18
ARTICLE XVI AMENDMENT	B-18
ARTICLE XVII DURATION OF PLAN	B-19
ARTICLE XVIII EFFECTIVE DATE OF PLAN	B-19

B-iv

CENTERSPACE
2025 INCENTIVE PLAN

ARTICLE I
DEFINITIONS
1.1    ADMINISTRATOR.
Administrator means the Board with respect to awards to Non-employee Trustees and in all other instances means the Committee.
1.2    AFFILIATE.
Affiliate means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by or is under common control with the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” means the ownership, directly or indirectly, of more than 50% of the total combined voting power or value of all classes of shares or interests in an entity or the power to direct the management and policies of an entity, by contract or otherwise.
1.3    AWARD.
Award means a grant under the Plan of a Stock Award, a Stock Unit Award, an Incentive Award, a Nonqualified Stock Option, an Incentive Stock Option, Stock Appreciation Right, or an Other Equity-Based Award (including an LTIP Unit) in each case subject to the terms of the Plan.
1.4    AWARD AGREEMENT.
Award Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.
1.5    BOARD.
Board means the Board of Trustees of the Company.
1.6    CHANGE IN CONTROL.
Change in Control shall mean the occurrence of any of the following events:
(a)    the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of trustees (“voting securities”) of the Company that represent 35% or more of the combined voting power of the Company’s then outstanding voting securities, other than
(i) an acquisition of securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or
(ii) an acquisition of securities by the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the securities of the Company, or
(iii) an acquisition of securities pursuant to a transaction described in clause (c) below that would not be a Change in Control under clause (c).
Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this clause (a): an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 35% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 35% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control;
(b)    individuals who, as of the effective date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a trustee subsequent to the date hereof whose election by the Company’s shareholders, or nomination for election by the Board, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
(c)    the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction
(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and
(ii) after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (c)(ii) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d)    approval by the Company’s shareholders of a liquidation or dissolution of the Company.
For purposes of clause (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s shareholders, and for purposes of clause (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s shareholders.
In addition, if a Change in Control (as defined in clauses (a), (b), (c) and (d) above) constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in clause (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).
1.7    CODE.
Code means the Internal Revenue Code of 1986, and any amendments thereto.
1.8    COMMITTEE.
Committee means the Compensation Committee of the Board.
1.9    COMMON STOCK.

Common Stock means the common shares of beneficial ownership of the Company, no par value per share.
1.10    COMPANY.
Company means Centerspace, a North Dakota real estate investment trust.
1.11    CONSULTANT.
Consultant means any individual who (a) renders bona fide services to the Company, the Partnership or an Affiliate of the Company or the Partnership, (b) is not providing those services in connection with the offer or sale of securities in a capital raising transaction and is not directly or indirectly promoting or maintaining a market for the Company’s securities and (c) the individual is a natural person who has contracted directly with the Company, the Partnership or an Affiliate of the Company or the Partnership to render such services.
1.12    CONTROL CHANGE DATE.
Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.
1.13    EXCHANGE ACT.
Exchange Act means the Securities Exchange Act of 1934, as amended.
1.14    EXERCISE PRICE.
Exercise Price means the price at which a share of Common Stock may be purchased by a Participant pursuant to a Stock Option.
1.15    FAIR MARKET VALUE.
Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported in The Wall Street Journal (or such other source as the Administrator selects) for such date, or if the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange.
1.16    GRANT PRICE.
Grant Price means the price established at the time of grant of a SAR, which is used to determine the amount paid or shares of Common Stock delivered upon the exercise of the SAR.
1.17    INCENTIVE AWARD.
Incentive Award means an award granted to a Participant under Article X, subject to such terms and conditions as may be prescribed by the Administrator.
1.18    INCENTIVE STOCK OPTION.
Incentive Stock Option or “ISO” means an Award that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.
1.19    LTIP UNIT.
LTIP Unit means an Award granted under this Plan that represents the right to receive the benefits, payments, or other rights set forth in the partnership agreement of the Partnership with respect to an LTIP Unit, subject to the terms and conditions of the applicable Award Agreement and such partnership agreement.
1.20    NON-EMPLOYEE TRUSTEE.
Non-employee Trustee means a member of the Board who is not an employee of the Company or an Affiliate of the Company.

1.21    NONQUALIFIED STOCK OPTION.
Nonqualified stock option means an Award that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
1.22    OTHER EQUITY-BASED AWARD.
Other Equity-Based Award means an Award granted under Article XI, which Award may not be a Stock Award, Stock Unit Award, Incentive Award, Nonqualified Stock Option, Incentive Stock Option, or Stock Appreciation Right and which Award, subject to such terms and conditions as may be prescribed by the Administrator, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into or exchangeable for Common Stock) or other equity interests, including LTIP Units.
1.23    PARTICIPANT.
Participant means an individual: (a) who is either (i) an employee of the Company, an Affiliate of the Company, the Partnership or an Affiliate of the Partnership, (ii) a member of the Board or (iii) a Consultant; (b) who, in each case, satisfies the requirements of Article IV; and (c) who is selected by the Administrator to receive a Stock Award, a Stock Unit Award, an Incentive Award, Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Other Equity-Based Award (including LTIP Units), or a combination thereof.
1.24    PARTNERSHIP.
Partnership shall mean Centerspace, LP, a North Dakota Limited Partnership.
1.25    PERFORMANCE GOAL.
Performance Goal shall mean the goals established by the Committee, which may be a condition to the vesting or settlement of all or a portion of an award. Such goals may be based on one or more of the following with respect to the Company, the Partnership, and any Affiliate or any division or operating unit thereof: (1) funds from operations and funds from operations per share and unit; (2) United States generally accepted accounting principles (“GAAP”) earnings per share; (3) improvement in economic vacancy or other operational targets; (4) asset growth; (5) pre-tax or after-tax income (before or after allocation of corporate overhead and bonus); (6) net income (before or after taxes); (7) reduction in expenses; (8) pre-tax or after-tax operating income; (9) earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interests, taxes, depreciation and amortization); (10) gross revenue; (11) working capital; (12) profit margin or gross profits; (13) Fair Market Value; (14) cash flow or cash flow per share (before or after dividends); (15) cash flow return on investment; (16) return on capital (including return on total capital or return on invested capital); (17) return on assets or net assets; (18) market share; (19) pre-tax or after-tax earnings per share; (20) pre-tax or after-tax operating earnings per share; (21) total stockholder return; (22) growth measures, including revenue growth, as compared with a peer group or other benchmark; (23) economic value-added models or equivalent metrics; (24) comparisons with various stock market indices; (25) improvement in or attainment of expense levels or working capital levels; (26) operating margins, gross margins or cash margins; (27) year-end cash; (28) debt reductions; (29) stockholder equity; (30) regulatory achievements; (31) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; (32) customer satisfaction; (33) operating efficiency, productivity ratios; or (34) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals (including accomplishing regulatory approval for projects), cost or cost savings targets, accomplishing critical milestones for projects, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the applicable period). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, division and/or operating units) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), stockholders’ equity and/or shares outstanding, or to assets or net assets. To the extent applicable, the measures used in setting performance criteria set under the Plan for any given performance period shall be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to: (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP; (ii) changes in accounting, unless, in each case, the Administrator decides otherwise within the applicable period; or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Administrator may provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Administrator.
1.26    PLAN.
Plan means the Centerspace 2025 Incentive Plan.
1.27    STOCK APPRECIATION RIGHT.
Stock Appreciation Right or “SAR” means an Award granted under Article VIII, subject to such terms and conditions as may be prescribed by the Administrator.
1.28    STOCK AWARD.
Stock Award means an award of shares of Common Stock granted to a Participant under Article VI, subject to such terms and conditions as may be prescribed by the Administrator. For the avoidance of doubt, the term “Stock Award” does not include shares of Common Stock issued in settlement of a Stock Unit Award or an Incentive Award.
1.29    STOCK OPTION.
Stock Option means an Award granted under Article VII, which Award may be an Incentive Stock Option or a Nonqualified Stock Option and which shall be subject to such terms and conditions as may be prescribed by the Administrator.
1.30    STOCK UNIT.
Stock Unit represents the right to receive one share of Common Stock or an amount based on the value of one share of Common Stock, or a combination of both.
1.31    STOCK UNIT AWARD.
Stock Unit Award means an award of Stock Units granted to a Participant under Article IX, subject to such terms and conditions as may be prescribed by the Administrator.
1.32    SUBSTITUTE AWARD.
Substitute award means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company, or any Affiliate or with which the Company or any Affiliate combines.
ARTICLE II
ESTABLISHMENT AND PURPOSES
The Company is adopting the Plan to assist the Company and its Affiliates to attract, retain and motivate officers, directors, employees (including prospective employees) and consultants, and to promote the alignment of their interests with those of its stockholders.
The Plan is intended to (a) assist the Company and its Affiliates in recruiting and retaining key employees, members of the Board and Consultants; (b) authorize the grant of incentive compensation opportunities for such persons; and (c) encourage such persons to align their interests with those of the Company and its shareholders by enabling such persons to participate in the future success of the Company and its Affiliates. The Plan is intended to permit the grant of Stock Awards, Stock Unit Awards, Incentive Awards, Stock Options, SARs, or Other Equity-Based Awards.
ARTICLE III
ADMINISTRATION
The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the transferability or forfeitability of an Award, including by way of example and not limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate of the Company or that the Company achieve a specified level of financial performance. Notwithstanding any such conditions or any provision of the Plan (a) the Committee may accelerate the time at which a Stock Award or Other Equity-Based Award may become transferable or non-forfeitable or the time at which a Stock Unit Award, Other Equity-Based Award or an Incentive Award may be settled or the time at which a Stock Option or SAR may be exercisable (i) in connection with a termination of employment or service (including but not limited to death, disability, retirement or involuntary termination) or (ii) if the award has been outstanding for at least one year; and (b) up to 30,000 shares of Common Stock may be issued under the Plan without regard to the preceding clause (a) or the minimum vesting requirements of Sections 6.2, 7.2, 8.2, 9.2 or 10.2 (either pursuant to the original terms of the award or acceleration). In addition, the Administrator shall have complete authority to interpret all provisions of this Plan and any award granted under the Plan; to prescribe the form of Award Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Award Agreement or Award. All expenses of administering this Plan shall be borne by the Company.
The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.
ARTICLE IV
ELIGIBILITY
4.1    GENERAL.
Any Participant is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such individual has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate of the Company.
4.2    GRANTS.
The Administrator will designate Participants to whom Awards are to be granted and will specify the number of shares of Common Stock subject to each Award or grant. All Awards granted under this Plan shall be evidenced by Award Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt.
ARTICLE V
STOCK SUBJECT TO PLAN
5.1    SHARES ISSUED.

Upon the award of shares of Common Stock pursuant to a Stock Award or the settlement of a Stock Unit Award, an Incentive Award, Stock Option, Other Equity-Based Award, or SAR, the Company may issue shares of Common Stock from its authorized but unissued Common Stock.
5.2    AGGREGATE LIMIT.
The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 650,000 shares. Each Other Equity-Based Awards that is an LTIP Unit shall reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan by the number of shares of Common Stock for which an LTIP Unit may be exchanged in accordance with the partnership agreement of the Partnership at the time of grant of the LTIP Unit. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article XII and Section 5.4. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 5.2, the number of shares available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award, provided however that in the case of an Award that provides for a range of potential payouts the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. Any of the authorized shares of Common Stock may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.
5.3    INDIVIDUAL LIMITATIONS.
Subject to the limitation set forth in the preceding sections, no individual may, in any calendar year, be granted or awarded (i) Awards covering more than 100,000 shares of Common Stock or (ii) Awards exceeding $7,500,000 in total value (calculating the value of any such Awards based on the grant date fair value for financial reporting purposes). Notwithstanding the preceding sentence, no Participant who is a Non-employee Trustee may, in any calendar year, be granted Awards, taken together with any cash fees paid during the fiscal year to the Non-employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board) exceeding $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value for financial reporting purposes). The limitations set forth in this Section 5.3 shall be subject to adjustment as provided in Article XII.
5.4    SHARE ADD-BACKS.
If any shares of Common Stock subject to Awards granted under the Plan are cancelled, forfeited, expire or otherwise terminate without the issuance of such shares of Common Stock, or if any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such Award, the shares of Common Stock subject to the Award shall, to the extent of such cancellation, forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.
In the event that any withholding tax liabilities resulting from an Award granted under the Plan are satisfied by the withholding of shares of Common Stock, then the number of shares tendered or withheld shall not be available for future grants of Awards. Furthermore, shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards by a company acquired by the Company or an Affiliate of the Company, or with which the Company or an Affiliate of the Company combines, shall not reduce the maximum aggregate number of shares of Common Stock available for issuance under the Plan.
ARTICLE VI
STOCK AWARDS
6.1    AWARDS.
In accordance with the provisions of Article IV, and subject to the limitations set forth in Plan Section 5.3, the Administrator shall, on the grant date of the award, designate Participants to whom a Stock Award is to be granted and specify the number of shares of Common Stock covered by such award as well as any terms, conditions and restrictions applicable to such award.
6.2    VESTING.
Except as provided in Article III, the Administrator, on the grant date of the award, shall specify to what extent a Participant’s rights in the Stock Award shall be forfeitable or otherwise restricted for a stated term or subject to such other terms, conditions and restrictions as set forth in the Award Agreement. By way of example and not of limitation, the restrictions may postpone transferability, vesting or both of the shares until the attainment of performance objectives prescribed by Administrator, including objectives stated with respect to Performance Goals, or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term. Except as provided in Article III, the period of restriction until full vesting shall be at least one year.
6.3    SHAREHOLDER RIGHTS.
Prior to their forfeiture (in accordance with the terms of the Award Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and to vote the shares; provided, however, that (i) dividends payable on shares of Common Stock subject to a Stock Award that do not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and paid, without interest, when and to the extent that the shares underlying the Stock Award become non-forfeitable; (ii) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award; (iii) the Company shall retain custody of any certificates evidencing shares of Common Stock granted pursuant to a Stock Award; and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are no longer forfeitable.
6.4    DISPOSITION OF SHARES.
A Participant may not sell or otherwise dispose of the shares of Common Stock acquired under a Stock Award except in compliance with the Company’s Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy.
ARTICLE VII
STOCK OPTIONS
7.1    AWARDS.
In accordance with the provisions of this Article VII and subject to the limitations set forth in Section 5.3, the Administrator shall, on the grant date of the Award, designate Participants to whom a Stock Option Award is to be granted and shall specify the number of shares of Common Stock covered by the Award as well as any terms, conditions and restrictions applicable to such Award.
7.2    EARNING THE AWARD.
Except as provided in Article III, the Administrator, on the grant date of an Award, shall specify to what extent award of a Stock Option Award will be earned upon the satisfaction of certain requirements as set forth in the Award Agreement. By way of example and not of limitation, the requirements may postpone exercisability, vesting or both of the Stock Option Award until the attainment of performance objectives prescribed by the Administrator, including objectives stated with respect to Performance Goals, or may provide that the Stock Option Award will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term. Except as provided in Article III, the period for determining whether such requirements are satisfied shall be at least one year.
7.3    EXERCISE PRICE.

The Exercise Price for a Stock Option Award shall be determined by the Administrator and shall be specified in the Award Agreement evidencing such Stock Option Award; provided, however, the Exercise Price must be at least equal to 100% of the Fair Market Value of a share of Common Stock as of the Stock Option’s date of grant, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424), and subject to adjustment as provided for under Article XII.
7.4    TERM OF STOCK OPTION.
The term of a Stock Option granted to a Participant shall be determined by the Administrator; provided, however, no Stock Option shall be exercisable later than the tenth anniversary of its date of grant.
7.5    EXERCISE OF STOCK OPTION.
An Option shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Administrator shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
7.6    PAYMENT OF EXERCISE PRICE.
A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Administrator, or by complying with any alternative procedures that may be authorized by the Administrator, setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, accompanied by full payment for the shares of Common Stock. A condition of the issuance of the shares of Common Stock as to which a Stock Option shall be exercised shall be the payment of the Exercise Price and the payment of applicable withholding taxes. The Exercise Price of any exercised Stock Option shall be payable to the Company in accordance with one of the following methods to the extent permitted under a Participant’s applicable Award Agreement as determined by the Administrator in its discretion on the date of grant:
(a)    In cash or its equivalent,
(b)    By tendering (either by actual delivery or by attestation) previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,
(c)    By a cashless (broker-assisted) exercise,
(d)    By authorizing the Company to withhold shares of Common Stock otherwise issuable upon the exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,
(e)    By any combination of (a), (b), (c) or (d), or
(f)    By any other method approved or accepted by the Administrator.
7.7    SPECIAL RULES REGARDING ISOs.
Notwithstanding any provision of the Plan to the contrary, a Stock Option granted in the form of an ISO to a Participant shall be subject to the following rules:
(a)    An Option shall constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee and only if the Employee is employed by the Company, or a parent corporation or Subsidiary corporation within the meaning of Code Section 424, and only to the extent that (i) it is so designated in the applicable Award Agreement and (ii) the aggregate Fair Market Value (determined as of the Stock Option’s date of grant) of the shares of Common Stock with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent a Stock Option granted to a Participant exceeds this limit, the Stock Option shall be treated as a Non-Statutory Stock Option.

(b)    No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the exercise price for that Incentive Stock Option is at least 110% of the Fair Market Value of the shares of Common Stock subject to that Incentive Stock Option on the Grant Date and (ii) that Stock Option shall expire no later than five years after its date of grant.
(c)    For purposes of continued service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.
(d)    If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Stock Option shall thereafter be treated as a Non-Statutory Stock Option.
(e)    Each Participant awarded an Incentive Stock Option shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.
7.8    SHAREHOLDER RIGHTS.
No Participant shall, as a result of receiving a Stock Option, have any rights as a shareholder of the Company until, and then only to the extent that, the Participant exercises the Stock Option and shares of Common Stock are issued upon such exercise to the Participant. After a Stock Option is exercised and settled by the issuance of shares of Common Stock, a Participant will have all the rights of a shareholder as to such shares of Common Stock.
7.9    DISPOSITION OF SHARES.
A Participant may not sell or dispose of the shares of Common Stock issued in settlement of a Stock Option except in compliance with the Company’s Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy.
7.10    DIVIDEND EQUIVALENTS.
No Dividend Equivalents or dividends shall accrue on or be payable under a Stock Option.
ARTICLE VIII
STOCK APPRECIATION RIGHT
8.1    AWARDS.
In accordance with the provisions of Article VIII and subject to the limitations set forth in Section 5.3, the Administrator shall, on the grant date of the Award, designate Participants to whom a SAR is to be granted and shall specify the number of shares of Common Stock covered by the Award as well as any terms, conditions and restrictions applicable to such Award.
8.2    EARNING THE AWARD.
Except as provided in Article III, the Administrator, on the grant date of an Award, shall specify to what extent the SARs will be earned upon the satisfaction of certain requirements as set forth in the Award Agreement. By way of example and not of limitation, the requirements may postpone exercisability, vesting or both of the SARs until the attainment of performance objectives prescribed by the Administrator, including objectives stated with respect to Performance Goals, or may provide that the SAR will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term. Except as provided in Article III, the period for determining whether such requirements are satisfied shall be at least one year.
8.3    GRANT PRICE.
The Grant Price for each grant of a SAR shall be determined by the Administrator and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the Fair Market Value of a share of Common Stock as of the date of grant, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), and subject to adjustment as provided for under Article XII.
8.4    TERM OF SAR.
The term of a SAR granted to a Participant shall be determined by the Administrator; provided, however, no SAR shall be exercisable later than the tenth anniversary of its Grant Date.
8.5    EXERCISE OF SAR.
A SAR shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
8.6    NOTICE OF EXERCISE.
A SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Administrator, or by complying with any alternative procedures that may be authorized by the Administrator, setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised.
8.7    SETTLEMENT OF SARs.
Upon the exercise of a SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 8.6, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:
(a)    The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.
(b)    The number of Shares with respect to which the SAR is exercised.
Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.
8.8    SHAREHOLDER RIGHTS.
No Participant shall, as a result of receiving a SAR, have any rights as a shareholder of the Company until, and then only to the extent that, the Participant exercises the SAR and shares of Common Stock are issued upon such exercise to the Participant. After a SAR is exercised and settled by the issuance of shares of Common Stock, a Participant will have all the rights of a shareholder as to such shares of Common Stock.
8.9    DISPOSITION OF SHARES.
A Participant may not sell or dispose of the shares of Common Stock issued in settlement of a SAR except in compliance with the Company’s Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy.
8.10    DIVIDEND EQUIVALENTS.
No Dividend Equivalents or dividends shall accrue on or be payable under a SAR.

ARTICLE IX
STOCK UNIT AWARDS
9.1    AWARDS.
In accordance with the provisions of Article IV and subject to the limitations set forth in Section 5.3, the Administrator shall, on the grant date of the award, designate Participants to whom a Stock Unit Award is to be granted and shall specify the number of Stock Units covered by the award as well as any terms, conditions and restrictions applicable to such award, including whether the Stock Unit Award includes the right to receive dividend equivalents.
9.2    EARNING THE AWARD.
Except as provided in Article III, the Administrator, on the grant date of an award, shall specify to what extent the Stock Unit Award will be earned upon the satisfaction of certain requirements as set forth in the Award Agreement. By way of example and not of limitation, the requirements may postpone transferability, vesting or both of the Stock Unit Award until the attainment of performance objectives prescribed by the Administrator, including objectives stated with respect to Performance Goals, or may provide that the Stock Unit Award will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term. Except as provided in Article III, the period for determining whether such requirements are satisfied shall be at least one year.
9.3    PAYMENT.
In the discretion of the Administrator, the amount payable when a Stock Unit Award is earned may be settled in cash, in shares of Common Stock or a combination thereof. A fractional share shall not be deliverable when a Stock Unit Award is earned, but a cash payment will be made in lieu thereof.
9.4    SHAREHOLDER RIGHTS.
No Participant shall, as a result of receiving a Stock Unit Award, have any rights as a shareholder of the Company until, and then only to the extent that, the Stock Unit Award is earned and Common Stock is issued in settlement of the Stock Unit Award. After a Stock Unit Award is earned and settled by the issuance of Common Stock, a Participant will have all the rights of a shareholder as to such shares of Common Stock as described in Section 6.3.
9.5    DIVIDEND EQUIVALENTS.
The Administrator may, at the time of grant of any Stock Unit Award, include as a part of such award an entitlement to receive a payment (in cash, Common Stock, or combination thereof) equal to the ordinary cash dividends that are payable with respect to the number of shares of Common Stock covered by the award, subject to such terms, conditions, restrictions and/or limitations, if any, as the Administrator may establish. Notwithstanding the preceding sentence, dividend equivalents payable on a Stock Unit Award that does not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and paid, without interest, when and to the extent that the Stock Units underlying the Stock Unit Award become non-forfeitable.
9.6    DISPOSITION OF SHARES.
A Participant may not sell or dispose of the shares of Common Stock issued in settlement of a Stock Unit Award except in compliance with the Company’s Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy.

ARTICLE X
INCENTIVE AWARDS
10.1    AWARDS.
In accordance with the provisions of Article IV and subject to the limitations set forth in Section 5.3, the Administrator shall designate Participants to whom an Incentive Award is to be granted for incentive compensation opportunities, and shall specify any terms, conditions and restrictions applicable to such award.
10.2    TERMS AND CONDITIONS.
Except as provided in Article III, the Administrator, on the grant date of an award, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate of the Company or that the Company, an Affiliate of the Company, or the Participant attain stated objectives or goals, including objectives stated with respect to Performance Goals, as a condition to earning an Incentive Award. Except as provided in Article III, the period for determining whether such terms and conditions are satisfied shall be at least one year.
10.3    SETTLEMENT.
An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common stock or a combination of both, as determined by the Committee.
10.4    SHAREHOLDER RIGHTS.
No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of Common Stock.
10.5    DISPOSITION OF SHARES.
A Participant may not sell or dispose of the shares of Common Stock issued in settlement of an Incentive Award except in compliance with the Company’s Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy.
ARTICLE XI
OTHER EQUITY-BASED AWARDS
11.1    AWARD.
In accordance with the provisions of Article IV and subject to the limitations set forth in Section 5.3, the Administrator shall designate Participants to whom an Other Equity-Based Award is to be granted for incentive compensation purposes and specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such Awards. The grant of LTIP Units must be authorized under the partnership agreement of the Partnership as in effect on the date of grant. The Administrator also will specify whether dividend equivalent rights are granted in conjunction with the Other Equity-Based Award.
11.2    TERMS AND CONDITIONS.
The Administrator, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the Award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Administrator, in its discretion and set forth in the Award Agreement, including the attainment of objectives stated with respect to one or more Performance Goals. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan.

11.3    PAYMENT AND SETTLEMENT.
Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Administrator in its discretion; provided, however, that any shares of Common Stock that are issued in exchange for LTIP Units shall be issued in accordance with the partnership agreement of the Partnership and shall not be issued under the Plan. Other Equity-Based Awards denominated as equity interests other than Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Administrator in its discretion.
11.4    SHAREHOLDER RIGHTS.
No Participant shall, as a result of receiving an Other Equity-Based Award, have any rights as a shareholder of the Company until the date that the Other Equity-Based Award is settled and then only to the extent that the Other Equity-Based Award is settled by the issuance of Common Stock; provided, however, that an LTIP Unit shall have any rights associated with an LTIP Unit under the partnership agreement of the Partnership.
11.5    DISPOSITION OF SHARES.
A Participant may not sell or dispose of the shares of Common Stock issued in settlement of an Other Equity-Based Award except in compliance with the Company’s Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy.
ARTICLE XII
ADJUSTMENT UPON CHANGE IN COMMON STOCK
The maximum number of shares as to which Stock Awards, Stock Unit Awards, Incentive Awards, Stock Options, Other Equity-Based Awards and SARs may be granted under this Plan, the individual grant limitations set forth in Section 5.3, and the terms of outstanding Stock Awards, Stock Unit Awards, Incentive Awards, Stock Options, Other Equity-Based Awards and SARs shall be adjusted as the Board shall determine to be equitably required in the event that (a) the Company (i) effects one or more nonreciprocal transactions between the Company and its shareholders such as stock dividends, stock split-ups, subdivisions or consolidations of shares or extraordinary dividend; or (ii) engages in a transaction to which Section 424 of the Code applies; or (b) there occurs any other event which, in the judgment of the Board is equitably required. Any determination made under this Article XII by the Board shall be final and conclusive.
The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Stock Awards, Stock Unit Awards, Incentive Awards, Stock Options, Other Equity-Based Awards and SARs may be granted, the terms of outstanding Stock Awards, Stock Unit Awards, Incentive Awards, Stock Options, Other Equity-Based Awards or SARs or the individual limitations set forth in Section 5.3.
The Administrator may grant Stock Awards, Stock Unit Awards, Stock Options, Other Equity-Based Awards and/or SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan, the terms of such substituted Stock Awards, Stock Unit Awards, Stock Options, Other Equity-Based Awards and/or SARs shall be as the Administrator, in its discretion, determines is appropriate.

ARTICLE XIII
CHANGE IN CONTROL
13.1    IMPACT OF CHANGE IN CONTROL.
Unless an outstanding award is assumed in accordance with Section 13.2, and notwithstanding Sections 6.2, 7.2, 8.2, 9.2 and 10.2 to the contrary, upon a Control Change Date, the Administrator is authorized to provide that (i) a Stock Award shall be transferable and non-forfeitable; (ii) a Stock Unit Award shall be earned in its entirety and converted into a transferable and non-forfeitable shares of Common Stock; (iii) an Incentive Award or Other Equity-Based Award shall be earned, in whole or in part, in accordance with the terms of the applicable Award Agreement and (iv) Stock Options and SARs shall be non-forfeitable and fully exercisable, in accordance with the terms of the applicable Award Agreement.
13.2    ASSUMPTION UPON CHANGE IN CONTROL.
In the event of a Change in Control, the Administrator, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Stock Award, Stock Unit Award, Incentive Award, Stock Option, Other Equity-Based Award or SAR shall be assumed by, or a substitute award shall be granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Stock Award, Stock Unit Award, Incentive Award, Stock Option, Other Equity-Based Award or SAR being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award as the Administrator determines is equitably required and such other terms and conditions as may be prescribed by the Administrator.
13.3    CASH-OUT UPON CHANGE IN CONTROL.
Unless an outstanding award is assumed in accordance with Section 13.2, and notwithstanding Sections 6.2, 7.2, 8.2, 9.2 and 10.2 to the contrary, in the event of a Change in Control, the Administrator, in its discretion and without the need of a Participant’s consent, may provide that each Stock Award, Stock Unit Award, Stock Option, Other Equity-Based Award and SAR shall be cancelled in exchange for a payment. The medium of payment shall be cash, shares of Common Stock or other securities as received by Company shareholders in the Change in Control transaction. The amount of the payment for each share of Common Stock subject to the Stock Award, Other Equity-Based Award or Stock Unit Award shall be an amount that is equal to the price per share received by shareholders for each share of Common Stock in the Change in Control transaction and the amount of the payment for each Stock Option and SAR shall be an amount that is equal to the product of (i) the number of shares of Common Stock subject to each Stock Option and SAR, respective and (ii) the excess of price per share received by shareholders for each share of Common Stock in the Change in Control transaction over each Stock Option’s Exercise Price and each SAR’s Grant Price.
13.4    CERTAIN REDUCTION OF PARACHUTE PAYMENTS.
In connection with a Change in Control, the benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 13.4, the Parachute Payments will be reduced pursuant to this Section 13.4 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.
The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.
The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Committee) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Committee) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.
As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 13.4, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 13.4 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 13.4 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.
For purposes of this Section 13.4, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Section 13.4, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 13.4, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.
Nothing in this Section 13.4 shall limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.
ARTICLE XIV
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
No Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or a Stock Unit Award, Incentive Award, Stock Option, Other Equity-Based Award or SAR is settled may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XV
GENERAL PROVISIONS
15.1    EFFECT ON EMPLOYMENT OR SERVICE.
Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual at any time with or without assigning a reason therefor.
15.2    UNFUNDED PLAN.
The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
15.3    TRANSFERABILITY.
Except as set forth in the applicable Award Agreement, all awards under the Plan shall be nontransferable except by will or the laws of descent and distribution. No right of a Participant in any award under the Plan shall be liable for, or subject to, any lien, obligation or liability of such Participant.
15.4    REIT STATUS
The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a real estate investment trust within the meaning of Sections 856 through 860 of the Code (a “REIT”). No award shall be granted or awarded, and with respect to any award granted under the Plan, such award shall not vest or be settled (i) to the extent that the grant, vesting or settlement would cause the Participant or any other person to be in violation of the stock ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter or other governing documents; or (ii) if in the discretion of the Administrator, the grant, vesting or settlement of the award could impair the Company’s status as a REIT.
15.5    SECTION 83(b) ELECTIONS
No Participant may make an election under Section 83(b) of the Code with respect to the grant, vesting or settlement of an award under the Plan without the written consent of the Company, which consent may be granted or withheld in the sole discretion of the Company.
15.6    RULES OF CONSTRUCTION.
Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Award Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. If any provision of this Plan or any Award Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an award or an Award Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.
15.7    EMPLOYEE STATUS.
In the event that the terms of any Stock Award, Stock Unit Award, Incentive Award, Stock Option, Other Equity-Based Award or SAR provide that Common Stock may be issued or the Common Stock underlying the award becomes transferable and non-forfeitable thereunder or the payment of such award becomes payable thereunder only if the Participant completes a stated period of employment or continued service, the Administrator shall decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
15.8    WITHHOLDING TAXES.
Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Award Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of a Stock Unit Award, Incentive Award, Other Equity-Based Award or SAR) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any withholding tax obligations may also be satisfied by surrendering shares of Common Stock to the Company, by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the settlement of a Stock Unit Award or Other Equity-Based Award, the grant or vesting of a Stock Award or the exercise of a Stock Option or SAR, but only up to the minimum required tax withholding rate, or by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the date the Stock Award vests or the date the Stock Unit Award or Incentive Award is earned, as applicable.
15.9    RETURN OF AWARDS; REPAYMENT.
Each Stock Award, Stock Unit Award, Incentive Award, Stock Option, Other Equity-Based Award and SAR granted under this Plan is subject to the condition that the Company may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any Company recoupment or “clawback” policy as in effect on the date that the payment was made, on the date the award was granted or the date the Stock Award, Stock Unit Award, Other Equity-Based Award or Incentive Award became vested or earned.
ARTICLE XVI
AMENDMENT
The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment materially increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XII), (ii) the amendment materially increases the benefits accruing to Participants under the Plan, (iii) the amendment materially changes the class of individuals eligible to become Participants or (iv) the amendment is required to be approved by shareholders by the requirements of applicable law or under the New York Stock Exchange’s shareholder approval rules. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Stock Award, Stock Unit Award, Incentive Award, Stock Option, Other Equity-Based Award or SAR outstanding at the time such amendment is made. In addition, without the prior approval of the

Company’s shareholders and except as provided for in Article XII, no Stock Option or SAR may be (i) amended to reduce the Exercise Price or the Grant Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Stock Option or SAR with a lower Exercise Price or Grant Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Exercise Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a share of Common Stock.
ARTICLE XVII
DURATION OF PLAN
No Stock Award, Stock Unit Award or Incentive Award may be granted under this Plan after June 1, 2035. Awards granted on or before such date shall remain subject to their terms notwithstanding the expiration of the Plan.
ARTICLE XVIII
EFFECTIVE DATE OF PLAN
The Plan shall be effective and Awards may be granted under this Plan as of June 1, 2025; provided that if the Company’s shareholders do not approve the Plan at a shareholders’ meeting duly held following the Plan’s adoption by the Board, the Plan shall be null and void and all Awards granted prior to the date of such shareholders’ meeting shall be of no force or effect.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V67017-P26580 For Against Abstain For Against Abstain ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! CENTERSPACE Nominees: 1. Election of Trustees The Board of Trustees recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION. The Board of Trustees recommends you vote FOR proposal 2. For Against Abstain 4. RATIFICATION OF SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2025. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Trustees recommends you vote FOR proposal 4. CENTERSPACE 3100 10TH ST SW P.O. BOX 1988 MINOT, ND 58702-1988 1a. John A. Schissel 1b. Emily Nagle Green 1c. Ola Oyinsan Hixon 1d. Rodney Jones-Tyson 1e. Anne Olson 1f. Jay L. Rosenberg 1g. Mary J. Twinem The Board of Trustees recommends you vote FOR proposal 3. 3. APPROVAL OF THE CENTERSPACE 2025 INCENTIVE PLAN. For Against Abstain ! !! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 P.M. CDT on May 13, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CSR2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 P.M. CDT on May 13, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V67018-P26580 Centerspace 55th Annual Meeting of Shareholders will be held on May 14, 2025, at 11:00 a.m. CDT via live webcast at www.virtualshareholdermeeting.com/CSR2025 This proxy is Solicited on Behalf of Centerspace Board of Trustees The undersigned holder of Common Shares of Beneficial Interest of Centerspace ("Centerspace" or the "Company"), hereby appoints Anne Olson and Bhairav Patel, and each of them (the "Representatives"), the true and lawful proxies of the undersigned, with the full power of substitution, to vote on behalf of the undersigned all Common Shares of Beneficial Interest of Centerspace which the undersigned is entitled to vote at the 2025 Annual Meeting of Shareholders of Centerspace to be held via live webcast at www.virtualshareholdermeeting.com/CSR2025, on May 14, 2025, at 11:00 a.m. CDT, or any adjournment thereof, in the manner hereafter indicated. In their discretion, the Representatives are authorized to vote upon such other matters as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, BUT IF SUCH INSTRUCTIONS ARE NOT MARKED HEREIN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION AS TRUSTEES, FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF CENTERSPACE'S NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF THE CENTERSPACE 2025 INCENTIVE PLAN, AND FOR RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS CENTERSPACE'S INDEPENDENT AUDITORS AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING, IN THE DISCRETION OF THE PROXY HOLDERS, ALL IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT OF CENTERSPACE, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. This Proxy may be revoked at any time before it is voted at the meeting by delivering written notice of revocation to Centerspace. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.